Exhibit 1.1

REALTY INCOME CORPORATION

Common Stock
($0.01 par value)

SALES AGREEMENT

May 7, 2026

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

BMO Capital Markets Corp. 151 W 42nd Street New York, New York 10036	Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215

BNP Paribas Securities Corp. 787 Seventh Avenue New York, New York 10019	Jefferies LLC 520 Madison Avenue New York, New York 10022

BNY Mellon Capital Markets, LLC 240 Greenwich Street New York, New York 10286	J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017

BofA Securities, Inc. One Bryant Park New York, New York 10036	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020

BTIG, LLC 65 East 55th Street New York, New York 10022	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Nomura Securities International, Inc. 309 West 49th Street New York, New York 10019

Citizens JMP Securities, LLC 101 California Street, 17th Floor San Francisco, California 94111	RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281-8098

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202	TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281	UBS Securities LLC 11 Madison Avenue New York, New York 10010

Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

As Agents and/or Forward Sellers

Robert W. Baird & Co. Incorporated 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202	Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036

Barclays Bank PLC c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Citibank, N.A. 390 Greenwich Street New York, New York 10013

Bank of Montreal 55 Bloor Street West, 18th Floor Toronto, Ontario M5X 1A1 Canada	Citizens JMP Securities, LLC 1301 Avenue of the Americas, 2nd Floor, New York, New York 10019

BNP PARIBAS 787 Seventh Avenue New York, New York 10019	Deutsche Bank AG, London Branch c/o Deutsche Bank Securities Inc. 1 Columbus Circle New York, New York 10019

The Bank of New York Mellon 240 Greenwich Street New York, New York 10286	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215	Banco Santander, S.A. Ciudad Grupo Santander – Edificio Dehesa, Planta 1, Av. De Cantabria s/n 28660 Boadilla del Monte Madrid, Spain

Jefferies LLC 520 Madison Avenue New York, New York 10022	The Bank of Nova Scotia 44 King Street West Toronto, Ontario, Canada M5H 1H1

JPMorgan Chase Bank, National Association 270 Park Avenue New York, New York 10017	Stifel, Nicolaus & Company, Incorporated 501 North Broadway, 10th Floor Saint Louis, Missouri 63102

Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, New York 10020	The Toronto-Dominion Bank c/o TD Securities (USA) LLC 1 Vanderbilt Avenue New York, New York 10017

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001

Nomura Global Financial Products, Inc. 309 West 49th Street New York, New York 10019	UBS AG London Branch 5 Broadgate London EC2M 2QS, United Kingdom

Royal Bank of Canada c/o RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281-8098	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001

Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

As Forward Purchasers

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”) confirms its agreement with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC, Wells Fargo Securities, LLC, each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, each an “Agent” and together the “Agents”) and Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Huntington Securities, Inc., Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of Nova Scotia, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association each as forward purchaser (in such capacity, each a “Forward Purchaser” and together the “Forward Purchasers”), as stated in this Agreement (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) are offered or sold through any Agent (including Nomura Securities International, Inc. (acting through BTIG, LLC as agent)) acting as forward seller for a Forward Purchaser (each, a “Forward Seller” and together the “Forward Sellers”), then such Forward Seller shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares. For the avoidance of doubt, BTIG, LLC is not acting as a Forward Seller. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as Forward Seller for such Forward Purchaser, except that Nomura Securities International, Inc. may act as Forward Seller for Nomura Global Financial Products, Inc.

The Company may, subject to the terms and conditions stated herein, (i) issue, offer and sell from time to time to or through the Agents, severally and not jointly, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (ii) instruct the applicable Forward Sellers, severally and not jointly, from time to time to offer and sell shares of Common Stock, all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above (including shares of Common Stock issued and sold by the Company to or through the Agents pursuant to this Agreement and any Terms Agreements (as hereinafter defined) and shares of Common Stock borrowed by any Forward Purchasers or their respective affiliates and sold through any Forward Sellers in connection with any Confirmations (as hereinafter defined)) shall not exceed 150,000,000 shares (the “Shares”) of Common Stock. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, with such changes therein as the parties thereto may agree, relating to such sale in accordance with Section 2(k) hereof. References herein to this “Agreement” or this “Sales Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Sales Agreement, as the same may be amended or supplemented from time to time, and any applicable Terms Agreement, and references herein to the “Agents” party to any Terms Agreement mean the Agent or Agents, as the case may be, party thereto, mutatis mutandis.

The Company may also enter into one or more non-contingent forward stock purchase transactions with any of the Forward Purchasers (the “Non-Contingent Forward Transactions”) or contingent forward stock purchase transactions (the “Contingent Forward Transactions”) with Jefferies LLC, Bank of America, N.A., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, each as a Forward Purchaser (in such capacity, each a “Contingent Forward Purchaser,” and collectively, the “Contingent Forward Purchasers”) as set forth in one or more separate sets of letter agreements, each in substantially the form attached as Annex II or Annex III, as applicable, hereto and with such changes therein as the parties thereto may agree (each, including its Master Confirmation and Supplemental Confirmation, a “Confirmation” and, collectively, the “Confirmations”). Under each Confirmation, the Company will, on the terms and subject to the conditions set forth in such Confirmation and in this Agreement, deliver and sell to the applicable Forward Purchaser or an affiliate thereof (including the Forward Seller affiliated with such Forward Purchaser) up to the maximum number of shares of Common Stock as may be sold in accordance with this Agreement in connection with such Confirmation. In connection with any Confirmation entered into as contemplated by this Agreement, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then offer, through the applicable Forward Seller, as sales agent on behalf of such Forward Purchaser, the applicable Shares for sale on the terms and subject to the conditions set forth in this Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-277150), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for Shares registered under such registration statement, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B of the 1933 Act Regulations (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such prospectus supplement, as amended by any prospectus supplements thereto filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplements thereto, in the form the Base Prospectus, the Prospectus Supplement and any such pricing supplement are first furnished (electronically or otherwise) to the Agents and Forward Sellers for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable preliminary pricing supplement (a “preliminary pricing supplement”) thereto, in the form of the Base Prospectus, the Prospectus Supplement and any such preliminary pricing supplement first furnished to any Agent or any Forward Seller for use in connection with any offering and sale of Shares, are collectively referred to herein as a “preliminary prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and any applicable Agent or applicable Forward Seller.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(a), 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time, the number of Shares and the initial offering price per Share and, with respect to any offering of Shares by any Agents as principal pursuant to a Terms Agreement, any preliminary pricing supplement or preliminary prospectus prepared by the Company in connection with the offering of such Shares, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”); and includes, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Shares or the offering thereof that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Sellers or, in the case of a specific offer and sale of Shares, the applicable Agent or Agents, as the case may be, pursuant to Section 3(l) hereof that is furnished to the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “described,” “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (and all other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) or the rules and regulations promulgated thereunder (the “1934 Act Regulations”) which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

All references in this Agreement to properties or improvements “owned by” or “of” the Company or any of its subsidiaries shall be deemed to mean and include all properties and improvements which are leased by the Company or any of its subsidiaries, as lessee.

Section 1. Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Agent, each Forward Seller and each Forward Purchaser at the date of this Agreement, each Representation Date (as defined in Section 3(o) hereof), each Applicable Time, each Settlement Date (as defined in Section 2(h) hereof), and each Trade Date (as defined in each Confirmation, if any) and agrees with each Agent, each Forward Seller and each Forward Purchaser, as follows:

(i)               Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to any Agent or any Forward Seller pursuant to Rule 430B(f)(2), complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied and complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)               Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective date, as of any deemed effective date with respect to any Agent or Agents, any Forward Seller or any Forward Sellers, pursuant to Rule 430B(f)(2) or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)               Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated or deemed to be incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)              Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, (D) at the date of this Agreement and at the date of each Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)              Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and at the date of each Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)              Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(vii)             Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The financial statements of any businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The historical and pro forma selected financial data, if any, and historical and pro forma summary financial information, if any, included in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and, in the case of any such pro forma data, the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and related notes, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and any pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been accurately and appropriately derived therefrom. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included in any of the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular monthly distributions on the Common Stock in amounts per share that are consistent with past practice and for regularly scheduled dividends on any class of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), for as long as any shares of any such class of Preferred Stock are outstanding, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock.

(ix)               Good Standing of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, any Confirmation and any Terms Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)               Good Standing of Subsidiaries. Each “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X (each, a “Subsidiary” and, collectively, the “Subsidiaries”) of the Company has been duly organized and is validly existing as a partnership, limited liability company, business trust or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization and has power and authority as a partnership, limited liability company, business trust or corporation, as the case may be, to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus; each such Subsidiary is duly qualified as a foreign partnership, limited liability company, business trust or corporation, as the case may be, to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the General Disclosure Package and the Prospectus and except as would not result in a Material Adverse Effect, all of the issued and outstanding partnership interests, limited liability company interests, business trust interests and shares of capital stock, as the case may be, of each such Subsidiary have been duly authorized (if applicable) and validly issued and are fully paid and are non-assessable (except to the extent that the general partners of Subsidiaries which are partnerships may be liable for the obligations of such partnerships) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; except as would not result in a Material Adverse Effect, none of the outstanding partnership interests, limited liability company interests, business trust interests or shares of capital stock, as the case may be, of such Subsidiaries were issued in violation of preemptive or other similar rights arising by operation of law, under the partnership agreement, declaration of trust or trust agreement, limited liability company agreement (or other similar agreement) or charter or bylaws, as the case may be, of any such Subsidiary or under any agreement or instrument to which the Company or any such Subsidiary is a party. Other than Saints MD Subsidiary Inc., Tau Operating Partnership, L.P., Tau Acquisition LLC, Rams MD Subsidiary I, Inc., RI Crown Limited, VEREIT Operating Partnership, L.P., VEREIT Real Estate L.P., Realty Income Europe B.V., Spirit Realty, L.P., and RI UK 1 Limited or unless the Company shall have otherwise notified the Agents, the Forward Sellers and the Forward Purchasers in writing, no direct or indirect subsidiary of the Company has (on an unconsolidated basis) total assets in excess of 5% of the Company’s consolidated assets or, for the fiscal quarter ended as of the date of the Company’s most recent balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, had (on an unconsolidated basis) rental revenue in excess of 5% of the Company’s consolidated rental revenue for such quarter.

(xi)               Capitalization. The authorized stock of the Company and the issued and outstanding stock of the Company are as set forth in the Registration Statement and the Prospectus or, if more recent, in the line items “Preferred stock and paid in capital” (if any) and “Common stock and paid in capital” (or any similar line items) set forth in the consolidated balance sheet contained in the Company’s most recent Annual Report on Form 10-K or, if more recent, the Company’s most recent Quarterly Report on Form 10-Q (in each case as amended, if applicable) filed by the Company with the Commission (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmations, pursuant to the Prior Agreement (as defined in Section 18 of this Agreement), pursuant to any Confirmations (as such term is defined in the Prior Agreement) under the Prior Agreement, pursuant to any underwritten public offerings, pursuant to employee benefit plans referred to in the General Disclosure Package and the Prospectus (including any exercise of equity awards pursuant thereto), pursuant to the dividend reinvestment and stock purchase plan referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of options referred to in the General Disclosure Package and the Prospectus). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock other than Common Stock issuable pursuant to equity awards issued under the Company’s employee benefit plans referred to in the General Disclosure Package and the Prospectus and, unless the Company shall have otherwise notified the Agents, the Forward Sellers and the Forward Purchasers in writing, up to 2,700,000 shares of Common Stock that may be issued upon the exchange of certain limited partnership interests in Realty Income, L.P., a Maryland limited partnership (“RI LP”).

(xii)               Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. Each Terms Agreement, if any, will, as of the date thereof, be duly authorized, executed and delivered by the Company.

(xiii)               Authorization of Capital Stock. The shares of issued and outstanding Common Stock and any class of Preferred Stock that may be outstanding have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock or any class of Preferred Stock that may be outstanding was issued in violation of preemptive or other similar rights (i) arising by operation of law, (ii) under the charter or bylaws of the Company, (iii) under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise other than in the case of this clause (iii) with respect to violations of similar rights as would not have a Material Adverse Effect, and the Common Stock and any class of Preferred Stock that may be outstanding conform to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(xiv)           Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws, its partnership agreement, declaration of trust or trust agreement, or its limited liability company agreement (or other similar agreement), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound or to which any of the respective properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, any Confirmations and any Terms Agreements and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Shares and any Confirmation Shares (as defined below) by the Company and the use of the proceeds from the sale of the Shares and any Confirmation Shares as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any agreement or instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree. Neither the Company nor any of its subsidiaries is subject to any governmental or court judgment, order, writ or decree that is material with respect to the Company and its subsidiaries considered as one enterprise. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company or any of its subsidiaries.

(xv)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s tenants, which, in either case, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(xvi)           Absence of Proceedings. The Company has not received any notice of any action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, and there is no such proceeding now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, any Confirmation or any Terms Agreement or the performance by the Company of its obligations under this Agreement, any Confirmation or any Terms Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvii)           Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

(xviii)          Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Sales Agreement, any Confirmation or any Terms Agreement or in connection with the offering, issuance or sale of the Shares or Confirmation Shares hereunder or thereunder or the consummation of the other transactions contemplated hereby or thereby, except such as have been already made or obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws.

(xx)             Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)            Investment Company Act. The Company is not, and upon each issuance and sale of Shares and Confirmation Shares as contemplated by this Sales Agreement, any Confirmation or any Terms Agreement, as applicable, and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under “Use of Proceeds” will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxii)           Partnership Agreements. Each of the material partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and, if applicable, joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by the Company or the relevant subsidiary, as the case may be, and constitutes the valid and binding agreement of the Company or such subsidiary, as the case may be, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (A) the effect of bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or (B) the effect of general principles of equity, and the execution, delivery and performance of such agreements did not, at the time of execution and delivery, and does not constitute a breach of or default under the charter or bylaws, partnership agreement, declaration of trust or trust agreement, or limited liability company agreement (or other similar agreement), as the case may be, of the Company or any of its subsidiaries or any of the Agreements and Instruments or any law, administrative regulation or administrative or court order or decree.

(xxiii)           Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the General Disclosure Package and the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements (and, if applicable, reflected in any pro forma consolidated financial statements for any transactions which have closed) included in the General Disclosure Package and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect; (ii) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus are disclosed therein, and all such liens, charges, encumbrances, claims or restrictions which are not disclosed in the General Disclosure Package and the Prospectus could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect; (iii) no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase that would not, individually or in the aggregate, have a Material Adverse Effect; (iv) each of the properties of the Company or any of its subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, singly or in the aggregate, have a Material Adverse Effect; (v) each of the properties of the Company or any of its subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where the failure to have such public utilities would not, singly or in the aggregate, have a Material Adverse Effect; (vi) each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (vii) all of the leases under which the Company or any of its subsidiaries holds or uses any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute a default by the Company or any of its subsidiaries under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; (viii) there is no pending or, to the knowledge of the Company, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its subsidiaries, except such proceedings or actions that, either singly or in the aggregate, would not have a Material Adverse Effect; and (ix) neither the Company nor any of its subsidiaries nor any lessee of any of the real property or improvements of the Company or any of its subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)           Insurance. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries have title insurance on all real property and improvements described in the General Disclosure Package and the Prospectus as being owned or leased under a ground lease, as the case may be, by them and to all real property and improvements reflected in the Company’s most recent consolidated financial statements included in the General Disclosure Package and the Prospectus in an amount at least equal to the original cost of acquisition and the Company and its subsidiaries are entitled to all benefits of the insured thereunder, (ii)  each such property is insured by extended coverage hazard and casualty insurance in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and subsidiaries’ respective properties are located), and (iii) the Company and its subsidiaries carry comprehensive general liability insurance and such other insurance as is customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries in amounts and on such terms as are customarily carried by lessors of properties similar to those owned by the Company and its subsidiaries (in the markets in which the Company’s and its subsidiaries’ respective properties are located) and the Company or one of its subsidiaries is named as an additional insured on all policies required under the leases for such properties.

(xxv)           Environmental Matters. Except as otherwise disclosed in the General Disclosure Package and the Prospectus: (i) all real property and improvements owned or leased by the Company or any of its subsidiaries, including, without limitation, the Environment (as defined below) associated with such real property and improvements, is free of any Contaminant (as defined below), except such Contaminants which, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company, nor any of its subsidiaries has caused or suffered to exist or occur any Release (as defined below) of any Contaminant into the Environment or any other condition that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or could result in any violation of any Environmental Laws (as defined below) or constitute a health, safety or environmental hazard to any person or property except for such violations or hazards that could not reasonably be expected to have a Material Adverse Effect; (iii) neither the Company nor any of its subsidiaries is aware of any notice from any governmental body claiming any violation of any Environmental Laws or requiring or calling attention to the need for any work, repairs, construction, alterations, removal or remedial action or installation on or in connection with such real property or improvements, whether in connection with the presence of asbestos-containing materials in such properties or otherwise, except for such violations, work, repairs, construction, alterations, removal or remedial actions or installations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) any such work, repairs, construction, alterations, removal or remedial action or installation, if required, would not result in the incurrence of liabilities, which, individually or in the aggregate, would have a Material Adverse Effect; (v) neither the Company nor any of its subsidiaries has caused or suffered to exist or occur any condition on any of the properties or improvements of the Company or any of its subsidiaries that could give rise to the imposition of any Lien (as defined below) under any Environmental Laws, except such Liens which, individually or in the aggregate, would not have a Material Adverse Effect; and (vi)  no real property or improvements owned or leased by the Company or any of its subsidiaries is being used or has been used for manufacturing or for any other operations that involve or involved the use, handling, transportation, storage, treatment or disposal of any Contaminant, where such operations require or required permits or are or were otherwise regulated pursuant to the Environmental Laws and where such permits have not been or were not obtained or such regulations are not being or were not complied with, except in all instances where any failure to obtain a permit or comply with any regulation could not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. “Contaminant” means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, lead, pesticides or radioactive materials or any constituent of any such substance or waste, including any such substance identified or regulated under any Environmental Law. “Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Clean Water Act, 33 U.S.C. 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., the Occupational Safety and Health Act, 29 U.S.C. 651, et seq., and all other federal, state and local laws, ordinances, regulations, rules, orders, decisions, permits, and the like, which are directed at the protection of human health or the Environment. “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset. “Environment” means any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Contaminant into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks or other receptacles containing or previously containing any Contaminant or any release, emission or discharge as those terms are defined or used in any Environmental Law.

(xxvi)          Qualification as a Real Estate Investment Trust. The Company was and is organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”); the Company at all times has met and continues to meet all the requirements of the Code for qualification and taxation as a REIT; the Company’s method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code; and the Company is qualified as a REIT under the Code and will be so qualified for each taxable year, in each case unless the Company’s board of directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT and such determination is approved by the affirmative vote of the Company’s shareholders as set forth in the Company’s charter.

(xxvii)          Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or included in the offerings contemplated by this Sales Agreement or any Terms Agreement or sold pursuant to any Confirmation. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any securities registered by the Company under the 1933 Act, other than the registration rights granted pursuant to various registration rights agreements by and among the Company and each of the persons and entities made a party thereto covering up to 2,700,000 shares of Common Stock that may be issued in exchange of certain limited partnership interests in RI LP.

(xxviii)        Shares. The Shares have been duly authorized by the Company for issuance and sale to and through the Agents or the Forward Sellers pursuant to this Agreement and, if applicable, any Terms Agreement and, when issued and delivered by the Company pursuant to this Agreement and, if applicable, such Terms Agreement against payment of the purchase price therefor specified in, or determined in accordance with, this Agreement and, if applicable, such Terms Agreement, will be validly issued, fully paid and non-assessable; the Shares conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and delivery of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

(xxix)          Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.

(xxx)           No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010, as amended, of the United Kingdom, the Criminal Finances Act 2017, as amended, of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxi)          Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)          No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria (with respect to Syria, only until July 1, 2025) the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of any Shares or Confirmation Shares under this Agreement, any Confirmation or any Terms Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, as forward seller, forward purchaser, underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, Burma (Myanmar) or Sudan.

(xxxiii)         Sarbanes-Oxley. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer or principal financial officer, as applicable, by others within those entities, such disclosure controls and procedures are effective to perform the functions for which they were established, and such disclosure controls and procedures are designed to provide reasonable assurance that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer (or equivalent) and principal financial officer (or equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; and the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder.

(xxxiv)         Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any of the Agents, the Forward Sellers, the Forward Purchasers or any of their respective affiliates and (B) does not intend to use any of the proceeds from the sale of any Shares or Confirmation Shares to repay any outstanding debt owed to or held by any Agent, any Forward Seller, any Forward Purchaser or any of their respective affiliates.

(xxxv)         No Commissions. Neither the Company nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Sales Agreement, any Confirmation or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries, the Agents, the Forward Sellers or the Forward Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Shares or the sale of any Confirmation Shares.

(xxxvi)         Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xxxvii)       Confirmations. On the date of each Confirmation, such Confirmation will have been duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and the description of each Confirmation set forth in the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, if any, is and will be true, correct and complete in all material respects.

(xxxviii)       Confirmation Shares. Any shares of Common Stock to be issued and delivered by the Company pursuant to any Confirmations (“Confirmation Shares”) have been duly authorized by the Company for issuance and sale to the applicable Forward Purchasers or any of their respective affiliates pursuant to such Confirmations and, when issued and delivered by the Company in accordance with such Confirmations upon payment of any consideration required by such Confirmations, will be validly issued, fully paid and non-assessable; the Confirmation Shares conform and will conform to the statements relating thereto contained in the General Disclosure Package and the Prospectus, and such statements conform and will conform to the rights set forth in the instruments defining the same; and the issuance, sale and delivery of the Confirmation Shares is not subject to preemptive or other similar rights to arising by operation of law, under the charter or bylaws of the Company, under any agreements or instrument to which the Company or any of its subsidiaries is a party or otherwise. The issuance, sale and delivery by the Company of Confirmation Shares to a Forward Purchaser pursuant to any Confirmation in accordance with the terms thereof and the delivery by such Forward Purchaser or any of its affiliates of such Confirmation Shares, during the term of and at any settlement of such Confirmation, to close out open borrowings of Common Stock created in the course of the hedging activities by such Forward Purchaser or any of its affiliates relating to such Forward Purchaser’s exposure under such Confirmation, do not and will not require registration under the 1933 Act.

(xxxix)         Listing. Prior to the earlier of (a) the first time that any Shares are offered for sale pursuant to this Agreement and (b) the first date on which the Company shall enter into a Terms Agreement with any Agent or Agents or a Confirmation with any Forward Purchaser, the Shares and Confirmation Shares will have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

(xl)              Reservation of Shares and Confirmation Shares. The Company has reserved and has available, and will reserve and keep available at all times, free of preemptive rights, the maximum number of authorized and unissued shares of Common Stock necessary to satisfy the Company’s obligations to issue Shares and Confirmation Shares pursuant to this Agreement, any Confirmations and any Terms Agreements.

(xli)             Cybersecurity. With such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect: (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries has been notified of, and has no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain, monitor and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)           Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to any Agent, any Forward Seller, any Forward Purchaser or to their counsel shall be deemed a representation and warranty by the Company to each of the Agents, the Forward Sellers and the Forward Purchasers as to the matters covered thereby, except that any such certificate delivered in connection with the sale of Shares pursuant to a Terms Agreement shall be a representation and warranty by the Company to the Agents party to such Terms Agreement and any such certificate delivered in connection with a Confirmation shall be deemed a representation and warranty by the Company to the Forward Purchaser party to such Confirmation and the applicable Forward Seller.

Section 2. Sale and Delivery of Shares.

(a)           Subject to the terms and conditions set forth herein, the Company may, in its sole discretion, (I) in connection with any offer or sale of Shares by the Company to any Agent, acting as sales agent for the Company, or directly to any Agent or Agents, acting as principal, offer and sell such Shares on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent or Agents as principal, the applicable Terms Agreement and (II) if the Company enters into a Confirmation with any Forward Purchaser, then, in consultation with such Forward Purchaser and the applicable Forward Seller (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward Purchaser), instruct such Forward Seller, acting as agent for such Forward Purchaser, to offer and sell the Shares borrowed by such Forward Purchaser or an affiliate thereof from third parties as contemplated by such Confirmation, on the terms and subject to the conditions set forth in this Agreement and such Confirmation; provided, that a Non-Contingent Forward Transaction may only be entered into using a Confirmation in the form set forth in Annex II and a Contingent Forward Transaction may only be entered into using a Confirmation in the form set forth in Annex III; provided further, that a Contingent Forward Transaction may only be entered into by the Company with a Contingent Forward Purchaser. Sales of Shares, if any, as contemplated by this Agreement, made through the Agents or the Forward Sellers will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law; provided, however, that, except in the case of an After Hours Block Transaction (as defined below), such sales are only permitted to be executed between 9:30 a.m. New York City time and 4:00 p.m. New York City time (“Market Hours”). Sales of Shares, if any, purchased by an Agent as principal from the Company will be made as provided in the applicable Terms Agreement and the applicable preliminary pricing supplement, if any, and the applicable pricing supplement prepared in connection with the offering of those Shares, all as further provided in Sections 2(k) and 3(a) below. For the avoidance of doubt, this Section 2 shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring shares of Common Stock for the accounts of such persons, in each case in which any Agent is acting for the Company in a capacity other than as sales agent for the Company or principal under this Agreement.

(b)           The Shares to be sold through any Agent or any Forward Seller may be sold on any day (other than a day on which the NYSE is not scheduled to be open for trading) (each, a “Trading Day”) on which (i) the Company has elected to instruct and has instructed such Agent or such Forward Seller to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall specify whether the applicable Shares will be borrowed by a Forward Purchaser or an affiliate thereof and sold through the applicable Forward Seller in connection with hedging a forward stock transaction pursuant to a Confirmation as contemplated by clause (II) of Section 2(a) above. On any Trading Day, the Company may instruct only one Agent, as sales agent for the Company, or one Forward Seller, to offer or sell Shares, and, if it determines to do so, shall instruct the applicable Agent or the applicable Forward Seller by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent or such Forward Seller) or by email (which email will be promptly acknowledged by such Agent or such Forward Seller by reply email) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold (each, a “Sale Instruction”); provided, however, that such prohibition on the instruction of more than one Agent or more than one Forward Seller on any Trading Day shall not apply to or prohibit the appointment of a second Agent or Forward Seller (the “Second Agent / Forward Seller”), so long as the Second Agent / Forward Seller is only executing a block sale transaction after 4:00 p.m. New York City time on such Trading Day (such block sale transaction, an “After Hours Block Transaction”). Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), to the acceptance of such Sale Instruction by the applicable Agent or the applicable Forward Seller and the applicable Forward Purchaser (which, for the avoidance of doubt, may be a Contingent Forward Purchaser), if any (which Sale Instruction, for the avoidance of doubt, may be accepted or rejected by such Agent, such Forward Seller or such Forward Purchaser, in its sole discretion) and to the Additional Contingent Forward Conditions, solely in the case of a Contingent Forward Transaction, such Agent or such Forward Seller, as the case may be, shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company or as sales agent for the applicable Forward Purchaser, as the case may be, all of the Shares so designated by the Company in accordance with such Sale Instruction on the terms and subject to the conditions set forth in this Agreement. On any Trading Day, the Company shall give prior written notice by telecopy or email to the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers as to any change of the Agent or the Forward Seller, through whom sales of Shares will be made; provided that, in the case of the sale of Shares on behalf of a Forward Purchaser, only the Forward Seller affiliated with such Forward Purchaser may sell such Shares as Forward Seller on behalf of such Forward Purchaser. The parties hereto, severally and not jointly, acknowledge and agree that (A) there can be no assurance that any Agent or any Forward Seller will be successful in selling any Shares or that any Forward Purchaser or any of its affiliates will be successful in borrowing any Shares or selling any Shares through the applicable Forward Seller; (B) none of the Agents, the Forward Sellers, the Forward Purchaser and any of their respective affiliates will incur any liability or obligation to the Company if any Agent or any Forward Seller fails to sell Shares other than any liability that an Agent or a Forward Seller may incur as a result of the failure by such Agent or such Forward Seller to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement; and (C) none of the Forward Sellers, the Forward Purchasers and any of their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or any of its affiliates to borrow, offer or sell any Shares as a result of any of the circumstances specified in clauses (i) or (ii) of Section 2(l). In addition to the foregoing, any Sales Instruction to Nomura Securities International, Inc., as Forward Seller, is also subject to acceptance by BTIG, LLC, and such Sales Instruction shall not be effective against Nomura Securities International, Inc. until accepted by both Nomura Securities International and BTIG, LLC. Such Sales Instruction, for the avoidance of doubt, may be accepted or rejected by Nomura Securities International, Inc. or BTIG, LLC, in its sole discretion. A Sales Instruction relating to a Contingent Forward Transaction shall be subject to the following additional conditions (the “Additional Contingent Forward Conditions”): (i) the applicable Contingent Forward Purchaser decides, in its sole discretion, following receipt of the applicable Sales Instruction from the Company, to quote indicative terms of such Contingent Forward Transaction, including the reference price, initial forward price, reference contingency premium, reference initial “delta”, maximum number of Shares underlying such Contingent Forward Transaction and contingency expiration schedule and any other relevant term (a “Contingent Forward Quote”) and (ii) the acceptance by both the Company and such Contingent Forward Purchaser of the Contingent Forward Quote, as it may have been modified by further communication between the Company and such Contingent Forward Purchaser prior to such acceptance.

(c)           The Company or the Agent or the Forward Seller through whom the sale of Shares are to be made on any Trading Day may, upon notice to the other party and, if applicable, to the Forward Purchaser by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), immediately suspend the offering of Shares through such Agent or such Forward Seller, for any reason and at any time; provided, however, that such suspension shall not affect or impair the respective obligations of the Company, such Agent, such Forward Seller and/or such Forward Purchaser with respect to the Shares sold, or with respect to Shares that an investor has agreed to purchase, hereunder prior to the giving of such notice.

(d)           The gross sales price of any Shares sold pursuant to this Agreement through any Agent or any Forward Seller shall be equal to, in the discretion of such Agent or such Forward Seller but subject to the specific instructions of the Company and, if applicable such Forward Purchaser, the market price prevailing at the time of sale for the Shares sold by such Agent or such Forward Seller on the NYSE or otherwise, prices related to prevailing market prices or negotiated prices, or as otherwise agreed upon by such Agent or such Forward Seller, the Company and, if applicable, such Forward Purchaser from time to time. The compensation payable to an Agent or a Forward Seller for sales of Shares with respect to which such Agent acts as sales agent for the Company or the applicable Forward Purchaser shall be at a rate agreed upon by such Agent or such Forward Seller and the Company and the applicable Forward Purchaser, not to exceed (except as provided below) 2.0% of the gross sales price for such Shares, and the exact amount shall be agreed at each time the Company provides a Sale Instruction. The remaining proceeds, after deducting the applicable Agent’s or the applicable Forward Seller’s compensation described in the preceding sentence and after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent or the applicable Forward Seller shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent or such Forward Seller). Notwithstanding the foregoing, in the event the Company and an Agent or a Forward Seller agree to a sale of Shares other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the 1934 Act, such Agent or such Forward Seller shall not be obligated to offer or sell any such Shares until the Company, such Agent or such Forward Seller and such Forward Purchaser agree to compensation for such Agent or such Forward Seller that is customary with respect to transactions of such nature and size and which may exceed 2.0% of the gross sales price.

(e)           The applicable Agent or the applicable Forward Seller shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold through such Agent or such Forward Seller under this Agreement. Each such written confirmation shall set forth the number of Shares sold on such day, the aggregate gross sales price of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser, as the case may be, and the aggregate compensation payable by the Company to such applicable Agent or such applicable Forward Seller with respect to such sales.

(f)           Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of Sale Instructions pursuant to Section 2(b) hereof or any Terms Agreement, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the second paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or (iv) listed or approved for listing on the NYSE, and, in each case referred to in clause (ii) and (iii), notified by the Company to the Agents, the Forward Sellers and the Forward Purchasers, in writing. In addition, under no circumstances shall any Shares to be sold through any Agent or any Forward Seller be offered or sold, or be the subject of a Sale Instruction to such Agent or such Forward Seller pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Company and notified to such Agent or such Forward Seller and any affiliated Forward Purchaser in writing, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares duly authorized, reserved and available from time to time for issuance and sale under such Confirmation or listed or approved for listing on the NYSE. Compliance with the restrictions set forth above in this paragraph (f) shall be the responsibility of the Company, and none of the Agents, the Forward Sellers, the Forward Purchasers and any of their respective affiliates shall have any responsibility for maintaining records with respect to the Shares available for issuance or sale under the Registration Statement, this Agreement or any Terms Agreement, the number of Confirmation Shares available for issuance or sale under any Confirmations or the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, or for compliance with any of the other restrictions set forth above in this paragraph (f).

(g)           If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, such party shall promptly notify the other parties hereto and offers and sales of Shares through the Agents and the Forward Sellers under this Agreement shall be suspended until that or another exemptive provision has been satisfied in the judgment of the parties hereto.

(h)           Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the Trading Day on which the applicable sales are made, unless another date shall be agreed to in writing by the Company or the applicable Forward Purchaser and the applicable Agent, the applicable Agents or the applicable Forward Seller (each such day, a “Settlement Date”). On each Settlement Date for the sale of Shares through an Agent or a Forward Seller, such Shares shall be delivered by the Company or such Forward Purchaser, as the case may be, to such Agent or such Forward Seller in book-entry form to such Agent’s or such Forward Seller’s account at The Depository Trust Company against payment by such Agent or such Forward Seller, in same day funds delivered to an account designated by the Company or such Forward Purchaser, as the case may be (which account shall be designated by the Company or such Forward Purchaser, as the case may be, by notice delivered to such Agent or such Forward Seller no later than the Trading Day immediately preceding such Settlement Date), of the (i) Net Proceeds from the sale of such Shares or (ii) if agreed upon by the Company or such Forward Purchaser, as applicable, and the applicable Agent or the applicable Forward Seller, the aggregate gross sales price from the sale of such Shares; provided, however, that notwithstanding the foregoing, settlement for any Option Securities (as defined in Annex I hereto) that are to be purchased by an Agent or Agents pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement. If the Company shall default on its obligation to deliver Shares to an Agent as sales agent on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. In the event the Company or the applicable Forward Purchaser, as the case may be, and the Agent or the Forward Seller have mutually agreed to the delivery of aggregate gross sales price of any Shares on the applicable Settlement Date, the compensation payable to such Agent or such Forward Seller and any further deductions from such aggregate gross sales price as contemplated by Section 2(d) above shall be set forth and invoiced in a periodic statement from such Agent or such Forward Seller to the Company or such Forward Purchaser, as the case may be, payment to be made by the Company or such Forward Purchaser, as the case may be, promptly after its receipt of such statement.

(i)            Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent or a Forward Seller to offer or sell, any Shares (and, by notice to the Agents, the Forward Sellers and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents and the Forward Sellers shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Terms Agreement or any Confirmation, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the fifth business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(j)            Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes that Shares be offered and sold to or through an Agent or a Forward Seller or to enter into a Terms Agreement or a Confirmation at any time during the period from and including the date of an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the applicable Agent, the applicable Forward Seller and/or the applicable Forward Purchaser (with a copy to their counsel) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, such Forward Seller and/or such Forward Purchaser, and, prior to its filing, obtain the written consent (which may be by email) of such Agent, such Forward Seller and/or such Forward Purchaser to such filing, (ii) provide such Agent, such Forward Seller and/or such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p), (q) and, if applicable, (w) (which accountants’ letter shall cover, among other things, the financial information and any financial statements in such Earnings 8-K), respectively, hereof, each in form and substance satisfactory to such Agent, such Forward Seller and/or such Forward Purchaser, (iii) afford such Agent, such Forward Seller and/or such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(s) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p), (q) and, if applicable, (w), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.

(k)           The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent or Agents agree as set forth below. Shares purchased from the Company by the applicable Agent or Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent or Agents, as applicable, and the Company as evidenced by a Terms Agreement. The applicable Agent’s or Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein and therein set forth. At the time of each Terms Agreement, the applicable Agent or Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p), (q) and, if applicable, (w), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control. As provided in Section 3(a) hereof, the Company will, to the extent required by applicable law or requested by any of the Agents party to a Terms Agreement, in connection with any such Terms Agreement prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement and, if requested by any of the Agents party to such Terms Agreement, a preliminary pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement and shall provide copies thereof to such Agent or Agents for use in connection with the offering of Shares pursuant to such Terms Agreement.

(l)            If the Company enters into a Confirmation with a Forward Purchaser, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that either (i) such Forward Purchaser or an affiliate thereof is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation, or (ii) in the commercially reasonable judgment of such Forward Purchaser, it is either impracticable to do so or such Forward Purchaser or an affiliate thereof would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow below such cost. For the avoidance of doubt, the obligations of any Forward Seller, any Forward Purchaser or affiliate thereof hereunder with respect to the borrowing of or offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and a Confirmation, the terms of such Confirmation shall control.

(m)           The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by or on behalf of the Company or any Forward Purchaser pursuant to this Agreement or any Terms Agreement shall be effected by or through only one Agent or one Forward Seller on any given day, and the Company shall not request that more than one Agent or more than one Forward Seller offer or sell Shares on the same day; provided that the foregoing shall not prohibit the Company from entering into a Terms Agreement with two or more Agents providing for such Agents, each acting severally as principal, to offer and sell the Shares set forth in such Terms Agreement or prohibit or limit in any respect the offer or sale of Shares purchased by any Agent, as principal, from the Company pursuant to a Terms Agreement; provided, further, that the foregoing shall not prohibit the Company from executing an After Hours Block Transaction with a Second Agent / Forward Seller on any Trading Day, as provided for in Section 2(b).

Section 3. Covenants. The Company agrees with each Agent, each Forward Seller and each Forward Purchaser as follows:

(a)           Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B and will notify the Agents, the Forward Sellers and the Forward Purchasers as soon as reasonably possible, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to any preliminary prospectus or the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of any new registration statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any document incorporated or deemed to be incorporated by reference in or otherwise deemed to be a part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or any such new registration statement pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or Section 8(e) of the 1933 Act concerning the Registration Statement or any such new registration statement, and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement and, if requested by the Agent or any of the Agents, as the case may be, party to such Terms Agreement, a preliminary pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and, if applicable, will take such steps as it deems necessary to ascertain promptly whether any preliminary or final prospectus, prospectus supplement or pricing supplement transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents and the Forward Sellers, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)           Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Sales Agreement, the Confirmations and each Terms Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents, the Forward Sellers or the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated or deemed to be incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to any Agents as principal, such Agents written notice of such event or condition, (B) prepare any amendment or supplement or new registration statement relating to the Shares as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such amendment or supplement or new registration statement and (C) file with the Commission any such amendment or supplement or new registration statement relating to the Shares and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement or new registration statement to which any of the Agents, the Forward Sellers, the Forward Purchasers or any Agents party to a Terms Agreement, as the case may be, or their counsel shall reasonably object.

(c)           Filing or Use of Amendments and Supplements. The Company will give the Agents, the Forward Seller and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents written notice (which may be by email) of its intention to file or use (i) any amendment to the Registration Statement or new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof, (iii) any preliminary pricing supplement relating to an offering of Shares covered by a Terms Agreement or (iv) any pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will furnish the Agents, the Forward Sellers and the Forward Purchasers or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which any Agent, any Forward Seller, any Forward Purchaser or any Agent, as the case may be, or their counsel shall reasonably object.

(d)           Delivery of Registration Statements. The Company has furnished or will deliver to the Agents, the Forward Sellers, the Forward Purchasers and their counsel, without charge, as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as any Agent, any Forward Seller, any Forward Purchaser or their counsel may reasonably request in writing (which may be by email). The signed copies of the Registration Statement and each amendment thereto furnished to the Agents, the Forward Sellers and the Forward Purchasers and their counsel will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, if any, except to the extent permitted by Regulation S-T.

(e)           Delivery of Prospectuses. The Company will furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of an offer and sale of Shares to any Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations or any similar rule (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of any preliminary prospectus and the Prospectus (as amended or supplemented) as any Agent, any Forward Seller, any Forward Purchaser or any Agent, as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent, any Forward Seller, any Forward Purchaser or any Agent, as the case may be, copies of any preliminary prospectus and the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. Each preliminary prospectus, if any, and the Prospectus and any amendments or supplements thereto furnished in accordance with this Section 3(e) will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)           Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations. Additionally, the Company shall report the use of the net proceeds from the sale of any Shares and any Confirmation Shares as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)           Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Agents, the Forward Sellers and the Forward Purchasers (or, in the case of an offer and sale of Shares to the applicable Agents as principal, such Agents) to qualify the Shares and Confirmation Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as any Agent, any Forward Seller, any Forward Purchaser or any Agent, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)           Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents, the Forward Sellers and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmations in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)            Listing. The Company will use its best efforts to effect and maintain the listing of the Shares and Confirmation Shares on, and satisfy the requirements of, the NYSE.

(k)           Notice of Certain Actions. During each period commencing on and including the date of each Sale Instruction and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents, the Forward Sellers and the Forward Purchasers at least three business days’ prior written notice, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares sold hereunder or any Confirmation Shares sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock offered and sold pursuant to a dividend reinvestment and stock purchase plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (F) any shares of Common Stock which may be issued by the Company to acquire other businesses or in connection with the Company’s entering into joint ventures or similar arrangements, or any limited partnership interests which may be issued by any subsidiary of the Company that is a limited partnership to acquire properties, in each case so long as those shares or limited partnership interests, as applicable, are issued directly to the stockholders or other owners of those businesses or properties or to the other equity owners of such joint ventures or similar arrangements, as the case may be, (G) any shares of Common Stock issued by the Company in accordance with the terms of the limited partnership agreement of any subsidiary of the Company that is a limited partnership upon the exchange of limited partnership interests in such limited partnership that are outstanding on the date hereof or that are issued after the date hereof pursuant to clause (F) above, (H) the issuance, sale and delivery of shares of Common Stock offered by the Company through one (and only one) of the Prior Agents (as defined in Section 18 hereof), acting as agent, pursuant to the Prior Agreement (as defined in Section 18 hereof) if (1) prior to the date of this Agreement, an investor shall have agreed to purchase such shares of Common Stock and (2) the trade date for such purchase was prior to the date of this Agreement but the settlement date for such purchase is, and such settlement occurs, no later than the first trading day on the NYSE after the date of this Agreement and (I) the issuance, sale and delivery of any shares of Common Stock related to forward stock purchase transactions entered into pursuant to the Prior Agreement and disclosed to counsel for the Agents, the Forward Sellers and the Forward Purchasers.

(l)            Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated and agrees that it will treat each such free writing prospectus consented to by the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)           No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)           Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent or a Forward Seller under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to a Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents and the Forward Sellers under this Agreement, the number of Confirmation Shares sold or delivered, if any, pursuant to any Confirmations, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents or the Forward Sellers with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.

(o)           Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each (i) date on which the Registration Statement shall be amended, a new registration statement relating to the Shares shall become effective, a new prospectus supplement relating to the Shares shall be filed pursuant to Rule 424(b) of the 1933 Act Regulations or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) each Company Periodic Report Date (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”) the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof, but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. As used in this Section 3(o), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. The requirement to provide a certificate under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Sale Instruction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sale Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently wishes that Shares be offered and sold following a Representation Date when the Company relied on such waiver and did not provide the Agents, the Forward Sellers and the Forward Purchasers with a certificate under this Section 3(o), then before the Company delivers the related Sale Instruction or any Agent or any Forward Seller is required to offer and sell any Shares, the Company shall provide the applicable Agent, the applicable Forward Seller and/or the applicable Forward Purchaser with a certificate pursuant to this Section 3(o), dated the date of the Sale Instruction.

(p)           Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents, the Forward Sellers and the Forward Purchasers) or, in the case of clause (A) above, such Agents, as the case may be, and their counsel, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, any preliminary prospectus, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)           Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause its independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, as the case may be, a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(q), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)           Trading in the Common Stock. The Company consents to the Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own accounts and for the accounts of their clients at the same time as sales and deliveries of Shares or Confirmation Shares occur pursuant to this Agreement and any Confirmations.

(s)           Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by any of the Agents, the Forward Sellers and the Forward Purchasers or their counsel, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(t)           Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such filing and (iv) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such registration statement, with the Commission in accordance of the provisions of Rule 424(b) of the 1933 Act Regulations. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (a) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (b) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (c) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline or, if Shares purchased by an Agent as principal remain unsold, use its best efforts to cause such new shelf registration statement to be declared effective as soon as reasonably possible after the Renewal Deadline, (d) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness and (e) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such new registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. In addition, the Company may, at its option, file a new automatic shelf registration statement relating to the Shares (which, upon effectiveness, shall replace the then-existing shelf registration statement relating to the Shares) for any reason at any time, so long as (1) this Agreement is still in effect and (2) no Shares purchased by any Agent as principal remain unsold, and provided that the Company (w) notifies the Agents, the Forward Sellers and the Forward Purchasers prior to filing such new automatic shelf registration statement, (x) files a new automatic shelf registration statement relating to the Shares in a form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (y) promptly notifies the Agents, the Forward Sellers and Forward Purchases of such filing and (z) prepares a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, files such prospectus supplement, together with the base prospectus filed as part of such registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. In each of the foregoing cases, the Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement and the Prospectus in effect immediately prior to the filing of any such new shelf registration statement. From and after the effectiveness of any such new registration statement, references herein to the “Registration Statement” and the references to “such registration statement” appearing in the second and third sentences of the fourth paragraph of this Agreement shall be deemed to mean such new registration statement, mutatis mutandis, and, from and after the filing of any such new prospectus supplement and base prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, references herein to the “Prospectus Supplement” and the “Base Prospectus,” the reference to the “base prospectus” appearing in the third sentence of the fourth paragraph of this Agreement, the reference to “a prospectus supplement” appearing in the fourth sentence of the fourth paragraph of this Agreement, and the reference to “such prospectus supplement” appearing in the fifth sentence of the fourth paragraph of this Agreement, shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.

(u)           Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to the Shares, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable, (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness and (v) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as a part of such registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. From and after the effectiveness of such new registration statement or post-effective amendment, as the case may be, references herein to the “Registration Statement”, and the references to “such registration statement” appearing in the second and third sentences of the fourth paragraph of this Agreement, shall include such new shelf registration statement or the then current Registration Statement, as amended by such post-effective amendment, as the case may be, and, from and after the filing of such new prospectus supplement and base prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, references herein to the “Prospectus Supplement” and the “Base Prospectus,” the references to “base prospectus” appearing in the third sentence of the fourth paragraph of this Agreement, the reference to “a prospectus supplement” appearing in the fourth sentence of the fourth paragraph of this Agreement, and the reference to “such prospectus supplement” appearing in the fifth sentence of the fourth paragraph of this Agreement, shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.

(v)           REIT Qualification. The Company will use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT for each taxable year, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT and such determination is approved by the affirmative vote of the Company’s shareholders as set forth in the Company’s charter.

(w)           Delivery of Future Accountants’ Letters for Acquired Assets. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause the applicable independent accountants to furnish to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents, as the case may be, a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(j) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(w), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

Section 4. Payment of Expenses.

(a)           Expenses. The Company will pay or cause to be paid all of the Company’s expenses incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including the following (and, for purposes of clarity, all of the costs and other amounts referred to below in this paragraph shall be deemed to be expenses of the Company, whether or not those costs or other amounts were incurred or paid by the Company or by any Agents, any Forward Sellers, any Forward Purchasers or any other third parties): (i) the word processing, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Agents, the Forward Sellers and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents and the Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and the Forward Sellers and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents, Forward Sellers and Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares and Confirmation Shares, (vii) if required, the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents, Forward Sellers and Forward Purchasers (such fees and disbursements not to exceed $10,000) in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares, and (viii) the fees and expenses incurred in connection with the listing of the Shares and Confirmation Shares on the NYSE.

(b)           If at least 15,000,000 Shares have not been offered and sold under this Agreement prior to November 7, 2027 (or such earlier date on which the Company terminates this Sales Agreement), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents, Forward Sellers and Forward Purchasers incurred in connection with this Agreement. Fees reimbursed pursuant to this Section 4(b) shall not exceed $100,000 in the aggregate. The Agents, the Forward Sellers and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 4(b) among themselves.

Section 5. Conditions of Agents’, Forward Sellers’ and Forward Purchasers’ Obligations. The obligations of each Agent, each Forward Seller and each Forward Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof at the date of this Agreement, at each Settlement Date, at each Representation Date and at each Trade Date (as defined in each Confirmation, if any), to the performance by the Company of its covenants and other obligations under this Agreement and, if applicable, under any Terms Agreement and Confirmations entered into by the Company, and to the following further conditions:

(a)           Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus, preliminary prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents, the Forward Sellers and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)           Opinion of Counsel for the Agents, Forward Sellers and Forward Purchasers. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinion and letter of Sidley Austin LLP, their counsel, dated such date, with respect to such matters as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request.

(c)           Opinion of Counsel for the Company. On the date of this Agreement, (i) the Agents, the Forward Sellers and the Forward Purchasers shall have received the favorable opinions and, if applicable, letter of Latham & Watkins LLP, counsel for the Company, and Venable LLP, Maryland counsel for the Company, each in form and substance satisfactory to their counsel, to the effect set forth in Exhibits A and B hereto, respectively, and to such further effect as their counsel may reasonably request pursuant to Section 5(h); and (ii) if such Maryland counsel shall deliver a Separate Opinion (as defined in the last paragraph of Exhibit B hereto), the Agents, the Forward Sellers and the Forward Purchasers shall have received such Separate Opinion, which shall comply with the requirements of the last paragraph of Exhibit B.

(d)           Accountants’ Letter. On the date of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received a letter from KPMG LLP, dated such date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)           Officer’s Certificate on Size of ATM Program. On the date of this Agreement, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement, as duly authorized by the Company’s board of directors, and specify the number of Shares and Confirmation Shares that have been approved for listing subject to official notice of issuance, on the NYSE.

(f)           Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents, the Forward Sellers and the Forward Purchasers shall have received a certificate from any two of the following: the chairman, the president, the chief executive officer, the chief legal officer, the general counsel, the associate general counsel, the chief financial officer, the principal financial officer, the chief accounting officer, the principal accounting officer or the head of corporate finance of the Company, dated such date, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1 hereof are true and correct with the same force and effect as though expressly made on and as of such date, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (D) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act nor any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been initiated or, to the best of their knowledge, threatened by the Commission.

(g)           Listing. The Shares and Confirmation Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)           Additional Documents. On the date of this Agreement, counsel for the Agents, Forward Sellers and Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by any Agent, any Forward Seller or any Forward Purchaser, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares, the authorization, execution and delivery of any Confirmations or Terms Agreements, and the authorization, issuance, sale and delivery of any Confirmation Shares as contemplated herein and in any Confirmations and Terms Agreements shall be satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and their counsel.

(i)           Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by any Agent, any Forward Seller or any Forward Purchaser (in each case as to itself) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Section 1, the last two sentences of Section 2(h) and Sections 3(h), 4, 6, 7, 8, 10, 11, 12, 13, 14 and 17 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the obligation of the Company to reimburse the Agents, the Forward Sellers and the Forward Purchasers for certain expenses as to itself pursuant to Section 4(b) hereof shall not apply with respect to any Agent, any Forward Seller or any Forward Purchaser that terminates this Agreement pursuant to this Section 5(i) prior to November 7, 2027 for any reason other than the failure by the Company to satisfy any of its obligations hereunder.

(j)           Accountants’ Letter for Acquired Assets. The Company will give the Agents, the Forward Sellers and the Forward Purchasers written notice of its intention to file any amendment or supplement to the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus or any document incorporated or deemed to be incorporated by reference therein in order to include historical financial statements for any businesses, assets or real estate operations acquired or to be acquired or any pro forma financial statements related thereto and will deliver to the Agents, the Forward Sellers and the Forward Purchasers a letter from the applicable independent public accounting firm, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to such historical and pro forma financial statements, as applicable, will cause the applicable independent public accounting firm to file an appropriate consent pursuant to Item 601(23) of Regulation S-K, if required by the 1933 Act, and, if such consent is required, will prepare a supplement to any preliminary prospectus, the General Disclosure Package and the Prospectus naming such independent public accounting firm as an expert.

Section 6. Indemnification.

(a)           Indemnification of the Agents, the Forward Sellers and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent, each Forward Seller and each Forward Purchaser, each person that is an affiliate or a selling agent thereof and that is involved in the offering or sale of any Shares, each person that is a director or officer thereof, and each person, if any, who controls such party within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including, without limitation, any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) or (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any road show or investor presentations made by the Company (whether in person or electronically and including any live or recorded road show or presentations), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the applicable Agents, any applicable Forward Sellers and any applicable Forward Purchasers, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Agent, any Forward Seller or any Forward Purchaser expressly for use in the Registration Statement (or any amendment thereto) or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of Company, Directors and Officers. Each of the Agents, the Forward Sellers and the Forward Purchasers, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including, without limitation, the information deemed to be a part thereof pursuant to Rule 430B, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package (or any part thereof) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent, such Forward Seller or such Forward Purchaser, as the case may be, in writing expressly for use therein.

(c)           Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) hereof, counsel for the indemnified parties shall be selected by the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers seeking indemnification, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel for the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel for the indemnifying party shall not (except with the consent of the indemnified party) also be counsel for the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, any applicable Forward Sellers and any applicable Forward Purchasers, on the other hand, from the applicable offering of Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the applicable Agents, any applicable Forward Sellers and any applicable Forward Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the applicable Agents, any applicable Forward Sellers and any applicable Forward Purchasers, on the other hand, in connection with the applicable offering of Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from such offering (such total net proceeds to be calculated by deducting commissions and discounts payable to the applicable Agents or the applicable Forward Sellers, in respect of the Shares sold in such offering but without any further deductions) received by the Company, on the one hand (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any Forward Seller in connection with a Confirmation entered into by the applicable Forward Purchaser in an amount equal to the proceeds that would have been received by the Company upon full physical settlement (and if applicable, exercise of contingency) of the Confirmation Shares under such Confirmation and any “Contingency Premium” (as defined in the Confirmation for a Contingent Forward received by the Company), assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Forward Seller), bear to the sum of the total commissions and discounts received by the applicable Forward Seller from such offering and the aggregate net spread (net of any related hedging and other costs) received by the applicable Forward Purchaser (if any) in connection therewith, on the other hand. For the avoidance of doubt, for purposes of this Section 7 the net proceeds received by a Forward Purchaser from the sale of Shares through a Forward Seller shall be calculated as the gross proceeds from such sale minus the commission owed to such Forward Seller (but without any further deductions from such aggregate gross proceeds), which commission, on a per Share basis, shall be deemed to be percentage discount applied to the Initial Forward Price (as defined in the related Confirmation) and such commission amount shall also be deemed to be the commission received by such Forward Seller for such sale.

The relative fault of the Company, on the one hand, and the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent and no Forward Seller shall be required to contribute any amount in excess of the total commissions and discounts received by such Agent or such Forward Seller in connection with Shares sold through such Agent or such Forward Seller or underwritten by such Agent for sale to the public, and no Forward Purchaser shall be required to contribute any amount in excess of the aggregate net spread (net of any related hedging and other costs) received by such Forward Purchaser in connection therewith.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls any Agent, any Forward Seller or any Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate, selling agent, director and officer thereof shall have the same rights to contribution as such Agent, such Forward Seller or such Forward Purchaser, as applicable, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The respective obligations of the applicable Agents, the applicable Forward Sellers and the applicable Forward Purchasers to contribute pursuant to this Section 7 in connection with any applicable offering of Shares pursuant to this Agreement are several and not joint and shall be in proportion to, in the case of such Agents or such Forward Sellers, the respective amounts of commissions and discounts received by such Agents or such Forward Sellers from the sale of such Shares sold to or through such Agents or such Forward Sellers in such offering or, in the case of any such Forward Purchasers, the respective net spreads (net of any hedging and other costs) received by such Forward Purchasers in connection therewith, such that respective obligations of each such Forward Seller and each such Forward Purchaser (if any) to contribute pursuant to this Section 7 in connection with such offering shall be in the same proportion that, in the case of any such Agent or such Forward Seller, the aggregate amount of commissions and discounts received by such Agent or such Forward Seller from the sale of Shares sold to or through such Agent or such Forward Seller in such offering or, in the case of any such Forward Purchaser, the aggregate amount of net spread (net of any hedging and other costs) received by such Forward Purchaser in connection therewith, as applicable, bears to the sum of the aggregate amount of commissions and discounts received by all of the applicable Agents or all of the applicable Forward Sellers from the sale of Shares sold to or through such Agents or such Forward Sellers in such offering and the aggregate amount of net spreads (net of any hedging and other costs) received by all such Forward Purchasers (if any) in connection therewith.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement and in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Agent, any Forward Seller, any Forward Purchaser or any affiliate, selling agent, director, officer or controlling person thereof, or by or on behalf of the Company and (ii) delivery of and payment for any Shares or any Confirmation Shares.

Section 9. Termination.

(a)           This Agreement may be terminated for any reason, at any time, by the Company, any Agent (as to itself), any Forward Seller (as to itself) or any Forward Purchaser (as to itself), in each case upon the giving of three business days’ prior written notice to the other parties hereto, and may also be terminated by written agreement of all of the parties hereto.

(b)           The Agents party to any Terms Agreement may terminate such Terms Agreement by notice to the Company at any time at or prior to the time of closing on the applicable Settlement Date, if (i) there has been, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) trading in any securities of the Company has been suspended or limited by the Commission, the NYSE or the Nasdaq Global Market, or (iv) trading generally on the NYSE American, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) a banking moratorium has been declared by either Federal, California or New York authorities.

(c)           If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase under the Terms Agreement at such time (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more of the nondefaulting Agents or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such arrangements shall not have been completed within such 24-hour period, then:

(i)           if the number of Defaulted Shares does not exceed 10% of the total number of Shares to be so purchased by all of such Agents on the Settlement Date for such Term Agreement, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligations under such Terms Agreement bear to the purchase obligations of all nondefaulting Agents; or

(ii)           if the number of Defaulted Shares exceeds 10% of the total number of Shares to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Agent” includes any person substituted for a defaulting Agent under this Section 9(c).

(d)           In the event of any termination under this Section 9, none of the parties hereto will have any liability to the other parties hereto, except that (i) the Agents and the Forward Sellers shall be entitled to any commissions earned in accordance with Section 2(d) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company or an Agent or a Forward Seller, as applicable, but the Settlement Date for delivery of such Shares has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the provisions set forth in Section 1, the last two sentences of Section 2(h), this Section 9(d) and Sections 3(h), 4, 6, 7, 8, 10, 11, 12, 13, 14 and 17 hereof shall survive such termination and remain in full force and effect.

(e)           Unless earlier terminated, this Sales Agreement shall automatically terminate upon the sale of the number of Shares referred to in the second paragraph of this Agreement pursuant to this Sales Agreement and any Terms Agreements.

Section 10. Notices. Except as otherwise set forth herein, all statements, requests, notices, agreements and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, the Forward Sellers, the Forward Purchasers or the Company, shall be delivered or sent by mail or facsimile transmissions to as follows:

If to any Agent and/or Forward Seller, to:

Robert W. Baird & Co. Incorporated
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202

Attention: Syndicate Department, with a copy to the Legal Department

Facsimile: (414) 298-7474

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

BMO Capital Markets Corp.

151 W 42nd Street, 32nd Floor

New York, New York 10036

Attn: Equity Syndicate Department, with a copy to the Legal Department

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Equity Linked Origination Desk

Email: dl.nyk.ste@us.bnpparibas.com

BNY Mellon Capital Markets, LLC

240 Greenwich Street

New York, New York 10286

Facsimile: (212) 815-6403

Attention: Equity Capital Markets, with a copy to the Operations Department, Third Floor

Facsimile: (724) 540-6311

BofA Securities, Inc.

One Bryant Park
New York, New York 10036
Attention: ATM Execution
Facsimile: dg.atm_execution@bofa.com

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention: ATM Trading Desk

Email: BTIGUSATMTrading@btig.com; awayne@btig.com; BTIG-IBD-REIT@btig.com

Telephone: (415) 248-2237

With a copy which shall not constitute notice to: General Counsel and Chief Compliance Officer (BTIGcompliance@btig.com and IBLegal@btig.com)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Citizens JMP Securities, LLC

101 California Street, 17th Floor

San Francisco, California 94111

Attention: Equity Securities

E-mail: dl-syndicate@citizensbank.com

Facsimile: (415) 835-8920

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Equity Capital Markets – Syndicate Desk

with a copy to:

Deutsche Bank Securities Inc.

1 Columbus Circle, 19th Floor

New York, New York 10019

Attention: General Counsel

Email: dbcapmarkets.gcnotices@list.db.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Attention: Peter Dippolito

(Email: Peter.Dippolito@huntington.com)

with copy to ecm_corpservicesexecution@huntington.com

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Ivana Rupcic-Hulin; Daniel Blake; Elizabeth Kerrigan

Telephone: (212) 205-7734; (212) 205-7755; (212) 205-7605

Email:  Ivana.Rupcic-Hulin@mizuhogroup.com; Daniel.Blake@mizuhogroup.com;

Elizabeth.Kerrigan@mizuhogroup.com

with a copy to:  Julie.Grossman@mizuhogroup.com

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Equity Syndicate Desk, with a copy to the Legal Department
Facsimile: 212-507-1554

Nomura Securities International, Inc.

309 West 49th Street

New York, New York 10019

Attention: Structured Equity Solutions

Email: atmexecution@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Securities International, Inc.

309 West 49th Street

New York, New York 10019

Attention: Equities Legal

Email: nyequitieslegal@nomura.com

And to:

BTIG, LLC, as agent of Nomura Securities International, Inc.,

at the address provided above for BTIG, LLC

RBC Capital Markets, LLC
200 Vesey Street
New York, New York 10281-8098

Attention: Equity Syndicate Department

Telephone: (877) 822-4089

Facsimile: (212) 428-6260

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Attention: Brit Stephens

Telephone: (980) 287-2734

Email: ECMDesk@regions.com

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

Facsimile: (212) 407-0930

Attention: Craig Wiele, Rob Torres

Email: craig.wiele@santander.us; robert.torres@santander.us

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Attention: Equity Capital Markets, with a copy to Chief Legal Officer, U.S.

Facsimile: (212) 225-6653

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

Stifel, Nicolaus & Company, Incorporated

1201 Wills Street

Suite 600

Baltimore, Maryland 21231

Email: SyndProspectus@stifel.com

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attention: Equity Capital Markets

Email: TDS_ATM@tdsecurities.com with a copy to CIBLegal@tdsecurities.com

Truist Securities, Inc.

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Keith Carpenter and Geoff Fennel

Email: dl.atm.offering@truist.com

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Attention: Equity Syndicate

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Attention: Equity Syndicate Department

Facsimile: (212) 214-5918

if to any Forward Purchaser, to:

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

Attention: Syndicate Department, with a copy to the Legal Department

Facsimile: (414) 298-7474

Barclays Bank PLC

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Faiz Khan

Email: faiz.khan@barclays.com

with a copy to: ELHSNotifications@barclays.com

Bank of Montreal

55 Bloor Street West, 18th Floor

Toronto, Ontario M4W 1A5

Canada

Attention: Manager, Derivatives Operations

Facsimile: (416) 552-7904

Telephone: (416) 552-4177

With a copy to

Bank of Montreal

100 King Street West, 20th Floor

Toronto, Ontario M5X 1A1

Canada

Attention: Associate General Counsel & Managing Director, Derivatives Legal Group

Facsimile: (416) 956-2318

and

BMO Capital Markets Corp.

151 W 42nd Street

New York, New York 10036

Attention: Brian Riley

BNP PARIBAS

787 Seventh Avenue

New York, New York 10019

Attention: Robert McDonald

Email: dl.nyk.ste@us.bnpparibas.com

The Bank of New York Mellon

240 Greenwich Street, 3E

New York, New York 10286

Attention: D1NY@bnymellon.com

Facsimile: (732) 667-9766

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Rohan Handa

Email: rohan.handa@bofa.com

Citibank, N.A.

390 Greenwich Street

New York, New York 10013

Attention: Dustin Sheppard

Telephone: (212) 723-5770

Email: dustin.c.cheppard@citi.com

Citizens JMP Securities, LLC

1301 Avenue of the Americas, 2nd Floor,

New York, New York 10019

Attention: Gianpaolo Arpaia

Email: gianpaolo.arpaia@citizensbank.com

Telephone: 212-906-3533

Deutsche Bank AG, London Branch

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Equity Capital Markets – Syndicate Desk

with a copy to:

Deutsche Bank Securities Inc.

1 Columbus Circle, 19th Floor

New York, New York 10019

Attention: General Counsel

Email: dbcapmarkets.gcnotices@listdb.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10036

Attention: Registration Department

Huntington Securities, Inc.

41 South High Street

Columbus, Ohio 43215

Attention: Peter Dippolito

(Email: Peter.Dippolito@huntington.com)

with copy to equitycapitalmarkets@huntington.com

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Strategic Equity Transactions Group

Tel: +1 212-708-2734

Email: SETG-US@jefferies.com and CorpEqDeriv@jefferies.com

With copies to:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: Sonia Han Levovitz

Tel: +1 212-284-3433

Email: shan@jefferies.com

JPMorgan Chase Bank, National Association

270 Park Avenue

New York, New York 10017

EDG Marketing Support

E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

With a copy to:

Attention: Sanjeet Dewal

E-mail: sanjeet.s.dewal@jpmorgan.com

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Attention: US Equity Derivatives Notices

Telephone: (646) 949-9531

Email: Derivs-EQNoticesUS@mizuhogroup.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Jon Sierant

Telephone: (212) 761-3778

Facsimile: (212) 507-4629

Email: Jon.Sierant@morganstanley.com

With a copy to:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York, 10036

Attention: Steven Seltzer

Telephone: 212-762-9849

Facsimile: 212-507-1554

Email: Steven.Seltzer1@morganstanley.com

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, New York 10019

Attention: Structured Equity Solutions

Email: cedamericas@nomura.com

With a copy (which shall not constitute notice) to:

Nomura Global Financial Products, Inc.

309 West 49th Street

New York, New York 10019

Attention: Equities Legal

Email: nyequitieslegal@nomura.com

And to:

BTIG, LLC, at the address provided above for BTIG, LLC

RBC Capital Markets, LLC

as agent for Royal Bank of Canada

200 Vesey Street

New York, New York 10281-8098

Attention: ECM

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

Regions Securities LLC

615 South College Street, Suite 600

Charlotte, North Carolina 28202

Email: ECMDesk@regions.com

Banco Santander, S.A.

Ciudad Grupo Santander – Edificio Dehesa, Planta 1,

Av. De Cantabria s/n

28660 Boadilla del Monte

Madrid, Spain

Attention: Strategic Equity Solutions

Email: strategicequityus@santander.us; ldmiddlestmsecfinance@gruposantander.com

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: US Equity Derivatives

Telephone: (212) 225-5230; (212) 225-5582

Email: bahar.lorenzo@scotiabank.com; gary.nathanson@scotiabank.com

And a copy to: BNSEquityConfirmations@scotiabank.com

Stifel, Nicolaus & Company, Incorporated

1201 Wills Street

Suite 600

Baltimore, Maryland 21231

Email: SyndProspectus@stifel.com

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Attn: Global Equity Derivatives

Email: tdusa-gedusinvestorsolutionssales@tdsecurities.com;

TDS_ATM@tdsecurities.com

Truist Bank

50 Hudson Yards, 70th Floor

New York, New York 10001

Attention: Equity Capital Markets

Email: dl.atm.offering@truist.com; rakesh.mangat@truist.com

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Attention: SESG

Wells Fargo Bank, National Association

500 West 33rd Street

New York, New York 10001

Attention: Structuring Services Group

Facsimile: (212) 214-5913

With a copy to: CorporateDerivativeNotifications@wellsfargo.com and if to the Company to:

Realty Income Corporation

11995 El Camino Real

San Diego, CA 92130

Attention of Legal Department

Section 11. No Advisory or Fiduciary Responsibility; Tax Disclosure. (a)  The Company acknowledges and agrees that: (i) the offering and sale of the Shares pursuant to this Agreement and the issuance and sale of Confirmation Shares pursuant to any Confirmation, including the determination of the public offering prices of the Shares and any related discounts and commissions and the price to be paid for any Confirmation Shares, are arm’s-length commercial transactions between the Company, on the one hand, and the applicable Agents, the applicable Forward Sellers and/or the applicable Forward Purchasers, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Agents, the Forward Sellers or the Forward Purchasers, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement and such Confirmations; (ii) in connection with each transaction contemplated by this Agreement and any Confirmation and the process leading to such transaction, each applicable Agent, each applicable Forward Seller and each applicable Forward Purchaser is and has been acting solely on its own behalf and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) none of the Agents, the Forward Sellers and the Forward Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any of the transactions contemplated by this Agreement or any Confirmation or the process leading thereto (irrespective of whether such Agent, such Forward Seller or such Forward Purchaser, as applicable, has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) and none of the Agents, the Forward Sellers and Forward Purchasers has any obligation to the Company with respect to the transactions contemplated by this Agreement or any Confirmation except the obligations expressly set forth in this Agreement or such Confirmation, as applicable; (iv) each Agent, each Forward Seller, each Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and none of the Agents, the Forward Sellers and Forward Purchasers has any obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; (v) none of the Agents, the Forward Sellers and Forward Purchasers has provided any legal, accounting, financial, regulatory or tax advice with respect to the transactions contemplated by this Agreement or any Confirmation and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; and (vi) none of the activities of the Agents, the Forward Sellers and the Forward Purchasers in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents, the Forward Sellers and the Forward Purchasers with respect to any entity or natural person.

(b)           Notwithstanding any other provision of this Agreement or any Confirmation, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any Confirmation and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents, including any substitute Agents pursuant to Section 9 hereof, the Forward Sellers, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Sellers, the Forward Purchasers and the Company and their respective successors and the affiliates, selling agents, controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Sellers, the Forward Purchasers and the Company and their respective successors, and said affiliates, selling agents, controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Notwithstanding the foregoing, any Forward Purchaser (the “Predecessor”) may assign all of its rights and obligations under this Agreement to an affiliate of such Predecessor, which affiliate shall thereafter be substituted for such Predecessor as a Forward Purchaser under this Agreement; provided that (1) such Predecessor and such affiliate shall have entered into a written agreement evidencing such assignment by the Predecessor and the acceptance of such assignment and the assumption of such obligations by such affiliate and (2) the Company consents in writing to the assignment of the rights and obligations under this Agreement to the affiliate of such Predecessor.

Section 13. Trial by Jury. Each of the Company, the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 16. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 17. Several Obligations of the Agents, the Forward Sellers and the Forward Purchasers. Anything in this Agreement or any Terms Agreements to the contrary notwithstanding, all of the representations, warranties, covenants, agreements and other obligations of the Agents, the Forward Sellers and the Forward Purchasers under this Agreement and any Terms Agreement shall be several and not joint.

Section 18. Termination of Prior Agreement. Reference is hereby made to the Sales Agreement dated November 7, 2025, as amended (the “Prior Agreement”) among the Company and (i) Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Citizens JMP Securities, LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Santander US Capital Markets LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC) (in any such capacity, each, a “Prior Agent” and, collectively, the “Prior Agents”) and (ii) Robert W. Baird & Co. Incorporated, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP PARIBAS, The Bank of New York Mellon, Bank of America, N.A., Citibank, N.A., Citizens JMP Securities, LLC, Deutsche Bank AG, London Branch, Goldman Sachs & Co. LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of Nova Scotia, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank, Truist Bank, UBS AG London Branch and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Prior Forward Purchaser” and, collectively, the “Prior Forward Purchasers”). Each of the Prior Agents and Prior Forward Purchasers, acting severally and not jointly, and the Company (a) agree that, concurrently with the effectiveness of this Agreement on the date hereof, the Prior Agreement shall automatically terminate, without any further action by the parties thereto, but subject, however, to Section 9(d) of the Prior Agreement, which provides, among other things, that certain terms and provisions of the Prior Agreement shall survive such termination and remain in full force and effect, (b) waive any advance notice required by Section 9 of the Prior Agreement with respect to such termination and (c) agree that, for purposes of clarity, no offers, sales or deliveries of shares of Common Stock may be made under or pursuant to the Prior Agreement on or after the date of this Agreement except under the circumstances set forth in clause (ii) of Section 9(d) of the Prior Agreement.

Section 19. Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, such Forward Seller or such Forward Purchaser, as the case may be, of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Agent, any Forward Seller or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 20. Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any of the parties hereto, each of the parties acknowledges and accepts that a BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)           the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)             the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)           the cancellation of the BRRD Liability; or

(iv)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)             the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of any Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 20,

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings);

“Bail-in Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any write-down, conversion, transfer, modification, suspension or similar or related power existing from time to time under, and exercised in compliance with, any applicable laws, regulations, rules or requirements pursuant to the applicable Bail-in Legislation and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation;

“BRRD Party” means any party hereto that is subject to Bail-in Powers;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time; and

“Relevant Resolution Authority” means, in relation to any BRRD Party, the resolution authority with the ability to exercise any Bail-in Powers as defined in this Section 20.

Section 21. Electronic Signatures. The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Agreement and any related letter agreements, amendments or supplements hereto may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

Realty Income Corporation

By:	/s/ Jonathan Pong
Name:	Jonathan Pong
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to the Sales Agreement]

Accepted as of the date hereof:

Robert W. Baird & Co. Incorporated,
As Agent, as Forward Seller
and as Forward Purchaser

By:	/s/ Christopher Walter
Name: Christopher Walter
Title: Managing Director

[Signature Page to the Sales Agreement]

Barclays Capital Inc.,

As Agent and as Forward Seller

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

Barclays Bank PLC,

As Forward Purchaser

By:	/s/ Kevin Cheng
Name: Kevin Cheng
Title: Authorized Signatory

[Signature Page to the Sales Agreement]

BMO Capital Markets Corp.,

As Agent and as Forward Seller

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

Bank of Montreal,

As Forward Purchaser

By:	/s/ Brian Riley
Name: Brian Riley
Title: Managing Director, Global Equity Capital Markets

[Signature Page to the Sales Agreement]

BNP Paribas Securities Corp.,

As Agent and as Forward Seller

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

BNP PARIBAS,

As Forward Purchaser

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ John Nunziata
Name: John Nunziata
Title: Managing Director

[Signature Page to the Sales Agreement]

BNY Mellon Capital Markets, LLC,

As Agent and as Forward Seller

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

By:	/s/ Ben Lichter
Name: Ben Lichter
Title: Director

The Bank of New York Mellon,

As Forward Purchaser

By:	/s/ Ben Lichter
Name: Ben Lichter
Title: Director

By:	/s/ Mike Ludwig
Name: Mike Ludwig
Title: Director

[Signature Page to the Sales Agreement]

BofA Securities, Inc.,

As Agent and as Forward Seller

By:	/s/ Hicham Hamdouch
Name: Hicham Hamdouch
Title: Managing Director

Bank of America, N.A.,

As Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

[Signature Page to the Sales Agreement]

BTIG, LLC,

As Agent

By:	/s/ Anthony Wayne
Name: Anthony Wayne
Title: Managing Director

Citigroup Global Markets Inc.,

As Agent and as Forward Seller

By:	/s/ Steven Lewis
Name: Steven Lewis
Title: Authorized Signatory

Citibank, N.A.,

As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

[Signature Page to the Sales Agreement]

Citizens JMP Securities, LLC,

As Agent, as Forward Seller and as Forward Purchaser

By:	/s/ Ryan Abbe
Name: Ryan Abbe
Title: Head of Real Estate IB

[Signature Page to the Sales Agreement]

Deutsche Bank Securities Inc.,

As Agent and as Forward Seller

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By:	/s/ Saru Pasupathy
Name: Saru Pasupathy
Title: Director

Deutsche Bank AG, London Branch,

As Forward Purchaser

By:	/s/ Joachim Sciard
Name: Joachim Sciard
Title: Managing Director

By:	/s/ Natasha Hossain
Name: Natasha Hossain
Title: Director

[Signature Page to the Sales Agreement]

Goldman Sachs & Co. LLC,

As Agent, as Forward Seller

and as Forward Purchaser

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: Managing Director

[Signature Page to the Sales Agreement]

Huntington Securities, Inc.,

As Agent and as Forward Seller

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

Huntington Securities, Inc.,

As Forward Purchaser

By:	/s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

[Signature Page to the Sales Agreement]

Jefferies LLC,

As Agent, as Forward Seller

and as Forward Purchaser

By:	/s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to the Sales Agreement]

J.P. Morgan Securities LLC,

As Agent and as Forward Seller

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

JPMorgan Chase Bank, National Association,

As Forward Purchaser

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

[Signature Page to the Sales Agreement]

Mizuho Securities USA LLC,

As Agent and as Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Mizuho Markets Americas LLC,

As Forward Purchaser

By:	/s/ Matthew E. Chiavaroli
Name: Matthew E. Chiavaroli
Title: Authorized Signatory

[Signature Page to the Sales Agreement]

Morgan Stanley & Co. LLC,

As Agent and as Forward Seller

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

Morgan Stanley & Co. LLC,

As Forward Purchaser

By:	/s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to the Sales Agreement]

Nomura Securities International, Inc.,

As Forward Seller

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

Nomura Global Financial Products, Inc.,

As Forward Purchaser

By:	/s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

[Signature Page to the Sales Agreement]

RBC Capital Markets, LLC,

As Agent and as Forward Seller

By:	/s/ J.T. Deignan
Name: J.T. Deignan
Title: Managing Director

Royal Bank of Canada,

By: RBC Capital Markets, LLC, as its agent,

As Forward Purchaser

By:	/s/ Chris Amery
Name: Chris Amery
Title: Managing Director

[Signature Page to the Sales Agreement]

Regions Securities LLC,

As Agent and as Forward Seller

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Regions Securities LLC,

As Forward Purchaser

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

[Signature Page to the Sales Agreement]

Santander US Capital Markets LLC,

As Agent and as Forward Seller

By:	/s/ Craig Wiele
Name: Craig Wiele
Title: Managing Director

By:	/s/ Robert Torres
Name: Robert Torres
Title: Executive Director

Banco Santander, S.A.,

As Forward Purchaser

By:	/s/ William Brett
Name: William Brett
Title: Authorized Signatory

By:	/s/ Steven Winnert
Name: Steven Winnert
Title: Authorized Signatory

[Signature Page to the Sales Agreement]

Scotia Capital (USA) Inc.,

As Agent and as Forward Seller

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

The Bank of Nova Scotia,

As Forward Purchaser

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

[Signature Page to the Sales Agreement]

Stifel, Nicolaus & Company, Incorporated,

As Agent, as Forward Seller and as Forward

Purchaser

By:	/s/ Chad M. Gorsuch
Name: Chad M. Gorsuch
Title: Managing Director

[Signature Page to the Sales Agreement]

TD Securities (USA) LLC,

As Agent and as Forward Seller

By:	/s/ Adriano Pierroz
Name: Adriano Pierroz
Title: Director

The Toronto-Dominion Bank,

As Forward Purchaser

By:	/s/ Igor Biselman
Name: Igor Biselman
Title: Managing Director

[Signature Page to the Sales Agreement]

Truist Securities, Inc.,

As Agent and as Forward Seller

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

Truist Bank,

As Forward Purchaser

By:	/s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director

[Signature Page to the Sales Agreement]

UBS Securities LLC,

As Agent and as Forward Seller

By:	/s/ Charles Heaney
Name: Charles Heaney
Title: Director

By:	/s/ James Rainey
Name: James Rainey
Title: Associate Director

UBS AG London Branch,

As Forward Purchaser

By:	/s/ Steve Studnicky
Name: Steve Studnicky
Title: Managing Director

By:	/s/ Anna Petterson
Name: Anna Petterson
Title: Executive Director

[Signature Page to the Sales Agreement]

Wells Fargo Securities, LLC,

As Agent and as Forward Seller

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

Wells Fargo Bank, National Association,

As Forward Purchaser

By:	/s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

[Signature Page to the Sales Agreement]

Annex I

Realty Income Corporation

Common Stock
($0.01 par value)

TERMS AGREEMENT

[NAME(S) AND ADDRESS(ES) OF AGENT(S)]

Ladies and Gentlemen:

Realty Income Corporation, a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Sales Agreement dated May 7, 2026 (the “Sales Agreement”) between the Company, the agents party thereto (each, an “Agent” and, collectively, the “Agents”), and Forward Purchasers, to issue and sell to [each of] [●] [and [●] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Company the shares of Common Stock specified in Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase all or any part of the additional shares of Common Stock specified in Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case]* on the terms specified in Schedule A hereto and, in the case of the Option Securities, the next succeeding paragraph. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter[s], severally and not jointly,] to purchase a total of up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions paid or payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for [●] days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Company setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [●] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.]*

*Include only if the Underwriter[s][has][have] an option to purchase additional shares of Common Stock from the Company.

Annex I-1

For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letters of counsel and accountants’ letter(s) referred to in Section 3(o), (p) and (q), [and, if applicable, (w),] respectively, of the Sales Agreement are required to be delivered by or on behalf of the Company on the Settlement Date.

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, California 92626-1925, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at 9:00 A.M. (New York City time) on [●], 20[●] (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

[In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Company, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Company.]*

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter[s] for their respective accounts for the Securities to be purchased by them]. [It is understood that each Underwriter has authorized [●] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Initial] Securities [and the Option Securities, if any,] which it has agreed to purchase. [●], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the [Initial] Securities [or the Option Securities, if any,] to be purchased by any Underwriter whose funds have not been received by the Settlement Date [or the relevant Date of Delivery, as the case may be,] but such payment shall not relieve such Underwriter from its obligations hereunder.]

Annex I-2

During the period beginning on the date of this Terms Agreement through and including the [●] day after the date of this Terms Agreement, the Company will not, without the prior written consent of the Underwriter[s], directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise, other than (A) the [Initial] Securities [and any Option Securities] to be sold hereunder, any Confirmation Shares issued pursuant to any Confirmations entered into by the Company under the Sales Agreement prior to the date of this Terms Agreement and any shares of Common Stock related to forward stock purchase transactions entered into pursuant to the Prior Agreement and disclosed to counsel for the Underwriter[s] and the Underwriter[s], (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company existing on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan existing on the date hereof referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any shares of Common Stock offered and sold pursuant to a dividend reinvestment and stock purchase plan filed with, or described in a prospectus supplement or prospectus filed with, the Commission, (F) any shares of Common Stock which may be issued by the Company to acquire other businesses or in connection with the Company’s entering into joint ventures or similar arrangements, or any limited partnership interests which may be issued by any subsidiary of the Company that is a limited partnership to acquire properties, in each case so long as those shares or limited partnership interests, as applicable, are issued directly to the stockholders or other owners of those businesses or properties or to the other equity owners of such joint ventures or similar arrangements, as the case may be, and, prior to the issuance of any such shares of Common Stock (but not any such limited partnership interests), each recipient of any such shares executes and delivers to the Underwriter[s] an agreement substantially to the effect set forth in this paragraph, which agreement shall be in form and substance satisfactory to the Underwriter[s] and which agreement shall be applicable through and including the [●] day after the date of this Terms Agreement, but which agreement (x) shall apply only to the shares of Common Stock issued to such persons pursuant to this clause (F) and (y) shall not include the exceptions set forth in clauses (A) through (G) of this paragraph, and (G) any shares of Common Stock issued by the Company in accordance with the terms of the limited partnership agreement of any subsidiary of the Company that is a limited partnership upon the exchange of limited partnership interests in such limited partnership that are outstanding on the date hereof or that are issued after the date hereof pursuant to clause (F) above.

Each of the provisions of the Sales Agreement not related solely to the Agents, as agents of the Company, and not related solely to the Forward Purchasers, the Forward Sellers, any Confirmations or any Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time, the Settlement Date [and each Date of Delivery].

For purposes of clarity, the parties hereto agree that, for purposes of this Terms Agreement, the following terms in the Sales Agreement have the respective meanings set forth below:

“Applicable Time” means [●] a.m./p.m. (New York City time) on [●];

Annex I-3

“Base Prospectus” means the Company’s prospectus dated [●], including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

“preliminary pricing supplement” means the Company’s preliminary pricing supplement dated [●] relating to the offering of the Securities contemplated by this Terms Agreement;

“pricing supplement” means the Company’s pricing supplement dated [●] relating to the offering of the Securities contemplated by this Terms Agreement;

“Prospectus Supplement” means the Company’s prospectus supplement dated [●] relating to the offering of Shares of its Common Stock pursuant to the Sales Agreement, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act;

“preliminary prospectus” means the Base Prospectus, the Prospectus Supplement and the preliminary pricing supplement first furnished to the Underwriters for use in connection with the offering and sale of the Securities pursuant to this Terms Agreement;

“Prospectus” means the Base Prospectus, the Prospectus Supplement and the pricing supplement in the form first furnished to the Underwriters for use in connection with the offering and sale of the Securities pursuant to this Terms Agreement;

“General Disclosure Package” means the preliminary prospectus, [Identify any applicable Issuer General Use Free Writing Prospectuses], the number of [Initial] Securities [and Option Securities] and the initial public offering price per Security.

If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Terms Agreement or any condition specified in this Terms Agreement is not satisfied when and as required to be satisfied, this Terms Agreement may be terminated by the Underwriter[s] by notice to the Company at any time on or prior to the Settlement Date [or, with respect to any Option Securities that the Underwriter[s] [has][have] elected to purchase, the Underwriter[s] may, at any time prior to the relevant Date of Delivery, terminate [its][their] obligation to purchase such Option Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Terms Agreement.

This Terms Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Company in accordance with its terms.

Annex I-4

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Terms Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Terms Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Terms Agreement and any related letter agreements, amendments or supplements hereto may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Very truly yours,

Realty Income Corporation

By:
Name:
Title:

Accepted as of the date hereof:

[Underwriter[s]]

By:
Name:
Title:

Annex I-5

Schedule A

1.           The initial public offering price per share for the [Initial] Securities shall be $[●] (the “Public Offering Price”).

2.           The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●] (being an amount equal to the Public Offering Price set forth above less underwriting discounts of $[●] per share)[, provided that the purchase price for any Option Securities purchased upon exercise of the option described above shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable on the Initial Securities but not payable on such Option Securities].

Total Number of [Initial] Securities: [●] shares

[Total Number of Option Securities: [●] shares]

Name of Underwriter	Number of [Initial] Securities

Total

[ADDITIONAL TERMS TO BE ADDED AS APPROPRIATE FOR A PARTICULAR PRINCIPAL TRANSACTION]

Schedule A-1

Annex II

Form of Non-Contingent Master Confirmation

Annex II

FORM OF NON-CONTINGENT MASTER FORWARD CONFIRMATION

Date: [*], 20[*]

To:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of the Transactions to be entered into from time to time between [DEALER NAME] (“Dealer”) and Realty Income Corporation (the “Counterparty”) on each Trade Date specified in the relevant supplemental confirmation delivered hereunder and substantially in the form of Annex A hereto (each, a “Supplemental Confirmation,”). This letter agreement with an accompanying Supplemental Confirmation each constitutes a “Confirmation,” under the ISDA 2002 Master Agreement specified below. [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.] [Dealer is acting as principal in each Transaction, and its affiliate, the Agent (as defined below), is acting as agent for each Transaction solely in connection with Rule 15a-6 under the Exchange Act (as defined below).] [DEUTSCHE BANK AG, LONDON BRANCH IS NOT REGISTERED AS A BROKER DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934. DEUTSCHE BANK SECURITIES INC. (“DBSI”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THIS TRANSACTION BETWEEN DEUTSCHE BANK AG, LONDON BRANCH, AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH DEUTSCHE BANK SECURITIES INC. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).] [Banco Santander, S.A, is not a member of the Securities Investor Protection Corporation (SIPC).]

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transactions to which this Master Confirmation relates on the terms and conditions set forth below.

1.	Each Confirmation and the related pricing notification delivered thereunder and substantially in the form of Annex B hereto (the “Pricing Notification”) evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the applicable Transaction. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in such Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) (i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[*] (“Dealer Parent”)] and (ii) the “Threshold Amount” with respect to Counterparty were USD 125,000,000; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). In the event of any inconsistency between provisions of the Agreement, the Equity Definitions, this Master Confirmation, the relevant Supplemental Confirmation or the relevant Pricing Notification, the following will prevail for the purpose of the applicable Transaction in the order of precedence indicated: (i) the Pricing Notification, (ii) the Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions and (iv) the Agreement. The parties hereby agree that, other than the Transactions to which this Master Confirmation relates, no Transaction shall be governed by the Agreement. For purposes of the Equity Definitions, each Transaction is a Share Forward Transaction.

2. The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation.

Effective Date:	For each Transaction, the first day occurring on or after the Trade Date on which Shares that are sold through [AGENT NAME] (the “Agent”), acting as forward seller for Dealer pursuant to the Sales Agreement, dated May 7, 2026 and as may be amended from time to time, between Counterparty, Dealer and the other parties thereto (the “Sales Agreement”), have settled.

Seller:	Counterparty

Buyer:	Dealer

Shares:	The common stock of Counterparty, par value USD 0.01 per share (Ticker Symbol: “O”)

Number of Shares:	For each Transaction, the aggregate number of Shares sold through the Agent pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

2

Hedge Completion Date:	For each Transaction, the earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty, (ii) any Settlement Date and (iii) the date specified in the Supplemental Confirmation. Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with the Pricing Notification specifying the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined in accordance with the terms hereof.

Initial Forward Price:	(a) A percentage, as specified in the applicable Supplemental Confirmation, (the “Initial Forward Price Percentage”) of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Sales Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (the “Hedge Sales Period,” and such Shares, the “Forward Hedge Shares”), adjusted as the Calculation Agent determines appropriate to (i) reflect on each relevant day the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which, for the avoidance of doubt, may be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date, or

(b) as otherwise specified in the Supplemental Confirmation.

Forward Price:	(a) On the Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate,” as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

3

Spread:	For each Transaction, as specified in the Supplemental Confirmation.

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price Reduction Dates:	For each Transaction, as specified in the Supplemental Confirmation.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation.

Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company

Securities Act	The Securities Act of 1933, as amended

Exchange Act	The Securities Exchange Act of 1934, as amended

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the particular Transaction and have been adopted in good faith by Dealer (whether or not such policies or procedures are imposed by law or have been voluntarily adopted by Dealer) for Dealer to refrain from or decrease any market activity in connection with such Transaction.

4

Settlement:

Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)

Settlement Date:	Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a) designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) the 60th Scheduled Trading Day prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than one Scheduled Trading Day prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to Paragraph 7(g);

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero, and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall commence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:	For each Transaction, as specified in the Supplemental Confirmation (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

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Settlement Shares:	(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to Paragraph 7(g), as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;

in each case with the Number of Shares determined taking into account pending Settlement Shares.

Settlement Method Election:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any Transactions with overlapping “Unwind Periods” (as defined in the applicable Confirmation)) (A) in a manner that, in the reasonable discretion of Dealer, based on advice of counsel, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Exchange Act or (B) in its commercially reasonable judgment, due to the occurrence of five or more Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined in Paragraph 7(g)) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least one Scheduled Trading Day prior to the applicable Settlement Date.

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Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the representations and agreements set forth in Paragraph 7(e)(i) and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of any Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of such Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of such Transaction would cause Counterparty under any circumstances to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) based on the advice of outside counsel of national standing that the terms of such Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that such Transaction is permitted under such program or facility (either by specific reference to such Transaction or by general reference to transactions with the attributes of such Transaction in all relevant respects).

Physical Settlement:	If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

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Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, then Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, then Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the period that begins one Settlement Cycle following the first day of the applicable Unwind Period and ends on the applicable Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

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Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day preceding such Settlement Date, subject to Paragraph 7(g).

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.

Share Cap:	Notwithstanding any other provision of a Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 2.0 times the Initial Number of Shares, subject to adjustment from time to time in accordance with the provisions of such Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:

Hedging Party:	Dealer for all applicable Additional Disruption Events.

Method of Adjustment:	Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:	If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to the applicable Transaction exceeds a weighted average rate equal to [*] basis points per annum, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to [*] basis points per annum during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.

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Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv). The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “15%.”

Non-Reliance:	Applicable

Agreements and Acknowledgments:

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Transfer:	Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, obligations and remedies of Dealer under any Transaction, in whole or in part, to (A) an affiliate of Dealer [or its ultimate parent][or Dealer Parent], whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or its ultimate parent][or Dealer Parent], without the consent of Counterparty, (B) any other affiliate of Dealer [or Dealer Parent] with a long-term issuer rating equal to or better than the credit rating of Dealer [or its ultimate parent][or Dealer Parent] at the time of transfer without the consent of Counterparty, (C) an affiliate of Dealer [or its ultimate parent][or Dealer Parent] that is also its related forward seller pursuant to the Sales Agreement, without the consent of Counterparty, or (D) any other affiliate of Dealer [or its ultimate parent][or Dealer Parent], with the consent of Counterparty; provided that (i) Counterparty will not, as a result of such assignment, transfer or set over, be required to pay to the transferee an amount in respect of an Indemnifiable Tax greater than the amount in respect of which Counterparty would have been required to pay to Dealer in the absence of such assignment, transfer or set over; (ii) Counterparty will not, as a result of such assignment, transfer or set over, receive, by reason of any amount required to be withheld or deducted for or on account of a Tax, after giving effect to any additional amount required to be paid under Section 2(d)(i)(4), from the transferee on any payment date an amount that is less than the amount that Counterparty would have received from Dealer in the absence of such assignment, transfer or set over; and (iii) Dealer shall have caused the assignee, transferee or other recipient to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that results described in clauses (i) and (ii) will not occur upon or after such assignment, transfer or set over including a complete and correct Form W-9 or W-8ECI, or any successor thereto; provided further, that at all times, Dealer or any assignee, transferee or other recipient of rights, title and interest, powers, privileges, obligations and remedies shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with respect to any payments or deliveries under the Agreement.

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3. Calculation Agent:	Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by email to the email address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

4. Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished

(b) Account for delivery of Shares to Counterparty:	To be furnished

(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date

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5. Offices:

The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party

The Office of Dealer for each Transaction is: [Atlanta][Birmingham][Charlotte][Inapplicable, Dealer is not a Multibranch Party.][Madrid][Maryland][Milwaukee][New York][Toronto][*]

6. Notices: For purposes of each Confirmation:

(a) Address for notices or communications to Counterparty:

Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

Emails: [***]

(b) Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

7. Other Provisions:

(a) Conditions to Effectiveness. Each Transaction shall be effective if and only if Shares are sold by the Agent on or after the applicable Trade Date and on or before the applicable Hedge Completion Date pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date. For the avoidance of doubt, if the Sales Agreement is terminated prior to the Hedge Completion Date, such Transaction shall remain effective with respect to any Shares that had been sold by the Agent on or after such Trade Date and prior to such termination.

(b) Sales Agreement Representations, Warranties and Covenants. On the date hereof, each Trade Date and each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of the related Transaction, Counterparty repeats and reaffirms as of such date all of the representations and warranties contained in the Sales Agreement. Counterparty hereby agrees to comply with its covenants contained in the Sales Agreement as if such covenants were made in favor of Dealer.

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(c) Interpretive Letter. Counterparty agrees and acknowledges that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(d) Agreements and Acknowledgments Regarding Shares.

(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange.

(ii) Counterparty agrees and acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third-party securities lenders or other Shares pursuant to a registration statement and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h), Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) on or prior to the final Settlement Date will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under each Transaction.

(iv) Unless the provisions set forth under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under the applicable Transaction.

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(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

(e) Additional Representations and Agreements of Counterparty. As of the date hereof, each Trade Date and any other date specified below, Counterparty represents, warrants and agrees as follows:

(i) Counterparty represents to Dealer on each Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the related Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into the relevant Confirmation nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act. In addition to any other requirement set forth herein, Counterparty agrees not to designate, or to appropriately rescind or modify a prior designation of, any Settlement Date if it is notified by Dealer that, in the reasonable determination of Dealer, based on advice of counsel, such settlement or Dealer’s related market activity in respect of such date would result in a violation of any applicable federal or state law or regulation, including the U.S. federal securities laws.

(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that each Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (i) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with each Confirmation and (ii) Counterparty is entering into each Confirmation and the Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act. Counterparty further agrees to act in good faith with respect to each Confirmation and the Agreement.

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(iii) Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

(iv) During any Unwind Period, Counterparty shall (i) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or reasonably expects in advance of the opening to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.

(v) Neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under any Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.

(vi) Counterparty will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.

(vii) Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) Counterparty is not insolvent, nor will Counterparty be rendered insolvent as a result of any Transaction or its performance of the terms hereof.

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(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(x) Counterparty understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(xi) To Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of the Articles of Incorporation of Counterparty, as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(xii) No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of any Confirmation and the consummation of any Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.

(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction and (iii) is entering into each Transaction for a bona fide business purpose.

(xiv) Counterparty will, by the next succeeding Scheduled Trading Day notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(xv) Ownership positions of Counterparty’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter, except for purposes of Section 7.6 thereof.

(xvi) Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities, (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (iii) has total assets of at least USD 50 million as of the date hereof and each Trade Date.

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(f) Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:

(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer, Dealer (or its affiliate) (A) is not able to hedge in a commercially reasonable manner its exposure under the related Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for each applicable Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii) ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) shall apply in lieu of the consequences specified in Section 6 of the Agreement;

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(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date for each applicable Transaction; or

(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date for each applicable Transaction becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date for each applicable Transaction) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

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(g) Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the applicable Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of Paragraph 7(d)(ii) because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such Paragraph 7(d)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.

(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding this Master Confirmation or the Agreement, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.

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(ii) If Counterparty delivers any Restricted Shares in respect of the applicable Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Counterparty in the applicable Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in the applicable Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.

(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(k) Governing Law/Jurisdiction. Each Confirmation and any claim, controversy or dispute arising under or related to such Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

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(l) Designation by Dealer. Notwithstanding any other provision in any Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of the applicable Transactions, and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.

(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer, the Transactions shall automatically terminate on the date thereof without further liability of either party to the applicable Confirmations to the other party (except for any liability in respect of any breach of representation or covenant by a party under such Confirmations prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer.

(n) Disclosure. Effective from the date of commencement of discussions concerning any Transaction, Dealer, Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.

(o) Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Settlement Shares, if Dealer determines, based on advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements.

(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for the related Transaction and the “Number of Shares” (as defined in the applicable Confirmation) under any outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

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(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding Paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding Paragraph.

Dealer represents and warrants that, as of the Trade Date for each applicable Transaction, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that (i) it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”) and (ii) this Master Confirmation, each Confirmation and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.

(s) Bankruptcy Status. Subject to Paragraph 7(m), Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to the applicable Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the applicable Transactions.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. No other obligations of the parties shall be set off against obligations in respect of the Transactions, whether arising under this Master Confirmation, a Confirmation, the Agreement, any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that setoff solely with respect to amounts payable under the Transactions, and any and all Transactions governed by the Master Confirmation and the Agreement shall be permissible.

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(u) Tax Matters.

(i) Payer Tax Representations.

(1) For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or amounts payable hereunder that may be treated as interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(2) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:

(A) Dealer makes the following representations:

a.	[Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States. It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.]

[It is a corporation organized under the laws of the State of Wisconsin. It is a “U.S. person” (as that term is used in Section 7701(a)(30) of the Code (as defined below) and Section 1.1441-4(a)(3)(ii) the U.S. Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient within the meaning of Section 1.6049-4(c)(1)(ii)(A) of the U.S. Treasury Regulations.]

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[(i) It is a banking societe anonyme organized and existing under the laws of the Republic of France. (ii) It is classified as a corporation for U.S. federal income tax purposes. (iii) Each payment received or to be received by it in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “foreign person” (as that term is used in Section 1.6041-4(a) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Master Confirmation is effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.]

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[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. It is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(P).]

[Each Transaction entered into by Deutsche Bank AG, London branch, acting as intermediary for Deutsche Bank AG, New York Branch through an office or discretionary agent in the United States will be treated, solely for United States income tax purposes, as entered into by a United States corporation.]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations), or a disregarded entity of such a U.S. person for U.S. federal income tax purposes.]

[It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. Dealer’s first regarded owner for U.S. federal income tax purposes is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) that is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]

[It is a limited liability company duly organized and formed under the laws of the State of Delaware and is a disregarded entity for U.S. federal income tax purposes, its sole member is a corporation duly organized under the laws of the State of Delaware and is an exempt recipient under Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]

[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes. It is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]

[It is a corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code (as defined below) and used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.]

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[It is a bank duly organized under the laws of the Kingdom of Spain. It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with the Agreement will be effectively connected with its conduct of a trade or business in the United States. It will not (i) act through its Madrid office in respect of any Transaction or (ii) assign, transfer or set over all rights, title and interest, powers, privileges, obligations and remedies of Dealer under any Transaction, in whole or in part, to an affiliate or branch located in the Kingdom of Spain, without the prior consent of Counterparty.]

[It is a bank organized under the laws of Canada and is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Master Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States.]

[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Master Confirmation will be effectively connected with its conduct of a trade or business in the United States.]

[It is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with this Master Confirmation, and the Transactions will be effectively connected with its conduct of a trade or business in the United States.]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. It is a corporation organized and existing under the laws of the State of North Carolina and is an exempt recipient within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations.]

[It is a “foreign person” as that term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations. It is a “nonqualified intermediary” for U.S. federal income tax purposes that is entering into this Master Confirmation as nominee for UBS Securities LLC (the “Agent”), which is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. It will provide a U.S. Internal Revenue Service Form W-8IMY (or successor thereto) for Dealer together with the required schedule and a U.S. Internal Revenue Service Form W-9 showing the Agent as beneficial owner of the payments or deliveries under this Agreement for U.S. federal income tax purposes.]

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[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]

[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations) for U.S. federal income tax purposes.] [*]

(B) Counterparty makes the following representations:

a.	It is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes.

b.	It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(ii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i)(1) and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

[Each party agrees that it can disclose information about the other party and any Transaction entered into under this Master Confirmation to any government or taxing authority if so required by Sections 1471 through 1474 of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code. Each party irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and any Transaction entered into under this Master Confirmation.]

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(iii) 871(m) Protocol. To the extent that either party to the Agreement with respect to the applicable Transactions is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to such Transactions as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to such Transactions, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transactions, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of the applicable Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to such Transactions, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.

(iv) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, that eliminates U.S. federal backup withholding tax on payments to Counterparty under this Master Confirmation with the “C corporation” box checked on line 3 thereof (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become ineffective, inaccurate or incorrect. Additionally, Counterparty shall, promptly upon request by Dealer, provide such other tax forms and documents reasonably requested by Dealer to allow Dealer to make a payment under the applicable Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Counterparty [a valid and duly executed U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto, with the “C corporation” or “Corporation” box checked on line 3 or 4 thereof, respectively] [a valid and duly executed U.S. Internal Revenue Service Form W-8IMY together with the required schedule and a U.S. Internal Revenue Service Form W-9 showing the Agent as beneficial owner], (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become ineffective, inaccurate or incorrect. Additionally, Dealer shall, promptly upon request by Counterparty, provide such other tax forms and documents reasonably requested by Counterparty to allow Counterparty to make a payment under the applicable Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

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(v) Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date for each applicable Transaction, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement the applicable Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under such Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).

(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the applicable Transactions only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).

(x) Delivery of Cash. For the avoidance of doubt, nothing in any Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the related Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the Trade Date for such Transaction (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) or (ii) any damages that may be payable by Counterparty as a result of breach of such Confirmation.

(y) Counterparts.

(i)            Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation or in any other certificate, agreement or document related to this Master Confirmation shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation or the Agreement.

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(ii)           Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation by email.

[(z) U.S. Stay Regulations.] The parties acknowledge that both parties have adhered to the ISDA 2018 U.S. Resolution Stay Protocol and Attachment thereto as published by ISDA on July 31, 2018 (the “Protocol”), agree that the terms of the Protocol are incorporated into and form a part of this Master Confirmation and agree that, for such purposes, this Master Confirmation shall be deemed a Protocol Covered Agreement, Dealer shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party. In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the terms of the Protocol will govern. Terms used in this Paragraph [7(z)] without definition shall have the meanings assigned to them under the Protocol. For purposes of this Paragraph [7(z)], references to “this Master Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this Paragraph [7(z)] shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider.

“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

[(z)] [Canadian Stay. The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of this Master Confirmation, and this Master Confirmation shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistency between this Master Confirmation and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.]

[[(z)] Swiss Stay Provisions. The terms of the Swiss Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (each published by ISDA and together, the “Swiss Stay Provisions”) are incorporated into and form part of this Master Confirmation. For purposes thereof, this Master Confirmation shall be deemed a Covered Agreement, and the terms of the Swiss Stay Provisions shall apply to this Master Confirmation as if Dealer were a Regulated Entity and Counterparty were a Module Adhering Party with the Implementation Date deemed to be the date of this Master Confirmation. In the event of any inconsistencies between this Master Confirmation and the Swiss Stay Provisions, the Swiss Stay Provisions will prevail.]

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[[(z)] Resolution Stay Protocol. Subject to the below, the provisions set out in the Attachment to the ISDA 2015 Universal Resolution Stay Protocol as published by the International Swaps and Derivatives Association on 4 November 2015 (“Protocol”), and any additional Country Annex that has been published from time to time and to which Counterparty has adhered are, mutadis mutandis, incorporated by reference, into this Agreement as though such provisions and definitions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross-references. References in the Protocol:

(i) the “Adhering Party” shall be deemed to be references to the parties to this Agreement;

(ii) the “Adherence Letter” shall be deemed to be references to this Agreement;

(iii) the “Implementation Date” shall be deemed to be references to the date of this Agreement; and

(iv) this Agreement shall be deemed a “Covered Agreement.”]

[(aa) Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the related Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third-party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and each Transaction contemplated hereunder.]  [(aa) Role of Agent. Dealer has appointed the Agent, its indirect wholly-owned subsidiary, as its agent, for purposes of conducting on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby advised that Dealer, the principal and stated counterparty in such transactions, has duly authorized the Agent to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. The Agent has full, complete and unconditional authority to undertake such activities on behalf of Dealer. The Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the applicable Transactions. No Transaction is insured or guaranteed by the Agent.] [Role of Agent. Dealer has acted, and will act, as principal in respect of this Master Confirmation and each Transaction. With respect to the Agent (an affiliate of Dealer), each of Counterparty and Dealer acknowledges to and agrees with the other party and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction pursuant to instructions from Dealer, (ii) the Agent is not a principal or party to this Master Confirmation or the applicable Transactions, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner, to either party in respect of this Master Confirmation or the applicable Transactions, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third-party beneficiary hereunder. Dealer is not a member of the Securities Investor Protection Corporation.] [Role of Agent. Counterparty agrees and acknowledges that (x) if Counterparty, or any entity (whether acting as investment manager, investment advisor or otherwise) entering the Transaction as agent on behalf of Counterparty, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of Dealer, has been granted authority and is acting solely as agent and not as principal with respect to the Transaction and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of the Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees that (a) it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under the applicable Transaction and (b) the employees of BNPPSC have been granted authority to act on behalf of Dealer to facilitate such agency capacity. For the purposes of this Paragraph 7[(aa)] “SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the Exchange Act.] [Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to any Transaction, and may transfer its rights and obligations with respect to any Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction (including arising from any failure by Dealer or Counterparty to pay or perform any obligation under any Transaction), (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the applicable Transaction. Each party acknowledges and agrees that the Agent is an intended third-party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and the applicable Transactions contemplated hereunder.] [Role of Agent. The Agent will act as agent for Dealer, in its capacity as principal hereunder. The Agent will receive other remuneration from Dealer in relation to this Master Confirmation and the applicable Transactions. The amount and source of such other remuneration will be furnished upon written request. Counterparty understands and agrees that the Agent will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. The Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. The Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of any Transaction. Dealer hereby provides notice that the Securities Investor Protection Act of 1970 does not protect Counterparty and that Dealer is not a member of the Securities Investor Protection Corporation.] [Dealer is not registered as a broker or dealer under the Exchange Act. The Agent has acted solely as agent for Dealer and Counterparty to the extent required by law in connection with the Transactions and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the Transactions. The parties agree to proceed solely against each other, and not against the Agent, in seeking enforcement of their rights and obligations with respect to the Transactions, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation. The Agent may have been paid a fee by Dealer in connection with the Transactions. Further details will be furnished upon written request. The time of dealing for the Transactions will be furnished by the Agent upon written request.] [Role of Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer within the meaning of Rule 15a-6 under the Exchange Act in connection with each Transaction entered into under any Confirmation forming part of this Master Confirmation, (ii) the Agent is not a principal or party to such Transaction, and may transfer its rights and obligations with respect to such Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under such Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation or the Agreement, and (v) Dealer and Counterparty each agrees to proceed solely against the other, and not the Agent, to collect or recover any money or securities owed to it in connection with such Transaction. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation and each Transaction contemplated hereunder. Dealer is not a member of the Securities Investor Protection Corporation.] [The Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under the applicable Transaction. No Transaction is insured or guaranteed by the Agent.] [Role of Agent. UBS Securities LLC shall act as “agent” for Dealer and Counterparty within the meaning of Rule 15a-6 under the Exchange Act. UBS Securities LLC is not a principal to this Master Confirmation and shall have no responsibility or liability to Dealer and Counterparty in respect of this Master Confirmation or the Pricing Supplement for the Transaction entered into by Counterparty under this Master Confirmation, including, without limitation, in respect of the failure of Dealer and Counterparty to pay or perform under this Master Confirmation or the Pricing Supplement for the Transaction entered into by Counterparty under this Master Confirmation. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Master Confirmation for the Transaction entered into by Counterparty under this Master Confirmation. UBS Securities LLC shall otherwise have no liability in respect of this Master Confirmation for the Transaction entered into by Counterparty under this Master Confirmation, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder or thereunder. As a broker-dealer registered with the Securities and Exchange Commission, UBS Securities LLC, in its capacity as agent, will be responsible for (i) effecting the Transaction contemplated in this Master Confirmation, (ii) issuing all required notices, confirmations and statements to Dealer and Counterparty and (iii) maintaining books and records relating to this Master Confirmation for the Transaction entered into by Counterparty under this Master Confirmation.]

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[(bb) Regulatory Provisions. The time of dealing for the applicable Transactions will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.]

[(cc) Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to the applicable Transactions between Dealer and Counterparty shall be transmitted exclusively through the Agent.]

[(dd) EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the [2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020][2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013] (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted, and references to “Adherence Letter” shall be deemed to be to this Paragraph [7(dd)] (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this Paragraph [7[(dd)]:

(i)           Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.

(ii)          Dealer and Counterparty may use a Third-Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third-Party Service Provider for the purposes of the reconciliation services provided by such entity.

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(iii)         [The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.] [The Local Business Days for such purposes in relation to Dealer are London and Brussels and in relation to Counterparty are New York, New York, USA.]

(iv)	The following are the applicable email addresses.

Portfolio Data:

Dealer:[MarginServicesPortRec@barclays.com;][portfoliorec.eu@uk.bnpparibas.com]

Counterparty: [*]

Notice of discrepancy:

Dealer:[PortRecDiscrepancy@barclays.com;][portfoliorec.eu@uk.bnpparibas.com]

Counterparty: [*]

Dispute Notice:

Dealer:[EMIRdisputenotices@barclays.com;][portfoliorec.eu@uk.bnpparibas.com]

Counterparty: [*]]

[(ee) NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless the Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:

(i)           it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (a) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (b) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and

(ii)           [as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom] [as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding any of the clearing thresholds and would therefore not be subject to the clearing obligation pursuant to EMIR, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom].

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(iii)         [If the representations in subparagraphs (i) and (ii) above prove to be incorrect or misleading in any material respect at any time on or after made (or deemed repeated) by the entity, the entity will use all reasonable efforts to immediately duly notify Dealer in writing of any such incorrection or misleading aspect.]]

[(dd) 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Subject to the below, the parties hereby agree that the provisions set out in Part I and III of the Attachment to the ISDA 2013 EMIR Portfolio Reconciliation and Dispute Resolution Protocol as published by the International Swaps and Derivatives Association on 19 July 2013 shall be incorporated by reference to this Agreement, mutadis mutandis, as though such provisions and definitions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross-references.

(i)	References therein to:

a.	the “Adherence Letter” shall be deemed to be references to this Agreement;

b.	the “Implementation Date” shall be deemed to be references to the date of this Agreement;

c.	the “Protocol Covered Agreement” shall be deemed to be this Agreement; and

d.	the “Protocol” shall be deleted.

(ii)	For the purposes of the foregoing:

a.	Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;

b.	The Local Business Days for such purposes in relation to Dealer are New York, London, Frankfurt, Tokyo and Singapore and in relation to Counterparty are New York, New York, USA.

c.	Contact details for Dispute Notices, Portfolio Data, and discrepancy notices:

Portfolio Data:

Dealer: collateral.disputes@db.com

Counterparty: [*]

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Notice of discrepancy:

Dealer: collateral.disputes@db.com

Counterparty: [*]

Dispute Notice:

Dealer: collateral.disputes@db.com

Counterparty: [*]

(iii)	Use of a third party service provider: Dealer and Counterparty may use a third party as its agent and/or third party service provider (“Third Party Service Provider”), and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.]

[(ee) EMIR Classification and NFC Representation. The section entitled “NFC Representation” as set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol as published by the International Swaps and Derivatives Association on 8 March 2013 (the “EMIR Classification Protocol”) shall be incorporated by reference to this Agreement but with the following amendments:

(i)	References to a party adhering, a party’s adherence or a party having adhered to the EMIR Classification Protocol as a “party making the NFC Representation” will be construed as Counterparty executing this Agreement while making the statement that it is a party which is making the NFC Representation;

References to “party which is a NFC+ Party making the NFC Representation” shall not be applicable to this Agreement.

(ii)	Dealer confirms that it is a party that does not make the NFC Representation.

Counterparty confirms that it is a party making the NFC Representation.

(iii)	Unless otherwise specified by the relevant party, for the purposes of the definition of “effectively delivered”:

Dealer’s address details to which any Clearing Status Notice, Non-Clearing Status Notice, NFC+ Representation Notice, NFC Representation Notice or Non-representation Notice should be delivered are: emir.classification@db.com

Counterparty’s address details to which any Clearing Status Notice, Non-Clearing Status Notice, NFC+ Representation Notice, NFC Representation Notice or Non-representation Notice should be delivered are: [*]

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(iv)	The definition of:

a.	“Adherence Letter” is deleted;

b.	“effectively delivered” is amended by replacing the words “the Adherence Letter” with the words “this Agreement”; and

c.	“Protocol” is deleted.

(v)	The provisions in this paragraph shall survive the termination of this Transaction.]

[(dd) Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:

“UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.

A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment, and the Implementation Date for the purposes of the Attachment shall be deemed to be the date hereof. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.]

[(ff) Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by ISDA on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date hereof.]

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[(bb) Bail-in. The provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date hereof. In the event of any inconsistencies between the other provisions of this Master Confirmation and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of this Master Confirmation that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.]

[(cc) Resolution Stay – EU. The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP PARIBAS is a Regulated Entity Counterparty, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Counterparty is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.]

[[(bb)] EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. Subject to the below, the parties hereby agree that the definitions contained in Section 4 of, and the provisions set out in the Attachment to, the ISDA 2013 EMIR Portfolio Reconciliation and Dispute Resolution and Disclosure Protocol as published by ISDA on 19 July 2013 available on the ISDA website (www.isda.org) (the “EMIR Protocol”) shall be incorporated by reference to this Master Confirmation, mutadis mutandis, as though such provisions and definitions were set out in full herein, with any such conforming changes as are necessary to deal with what would otherwise be inappropriate or incorrect cross-references:

(i)	References: References therein to:

a.	the “Adherence Letter” shall be deemed to be to this Paragraph [7(bb)] of this Master Confirmation (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly);

b.	references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”;

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c.	the “Implementation Date” shall be deemed to be references to the date of this Master Confirmation;

d.	the “Protocol Covered Agreement” shall be deemed to be the Agreement (and each “Protocol Covered Agreement” shall be read accordingly); and

e.	the “Protocol” shall be deleted.

(ii)	Portfolio Reconciliation Process Status:

a.	Dealer confirms that it is a Portfolio Data Sending Entity, subject to Part I.2(a) of the Attachment to the EMIR Protocol.

b.	Counterparty confirms that it is a Portfolio Data Receiving Entity, subject to Part I.2(a) of the Attachment to the EMIR Protocol.

(iii)	Local Business Days: The definition of “Local Business Day” in Section 14 of the Agreement is amended by replacing the last “and” with a comma and inserting the following before the full stop at the end of the definition:

a.	“, and (f) in relation to the portfolio reconciliation and dispute resolution procedures pursuant to the EMIR Protocol, unless otherwise agreed between the parties in writing, a day in which commercial banks and foreign exchange markets settle payments and are open for general business in, in respect of Dealer, Madrid, Spain; and in respect of Counterparty, New York, New York;”

(iv)	Contact Details for Portfolio Data, Discrepancy Notices and Dispute Notices:

a.	The following items may be delivered to Dealer at the contact details shown below:

i.	Portfolio Data: portrec@gruposantander.com; strategicequityus@santander.us

ii.	Notice of a discrepancy: portrec@gruposantander.com; strategicequityus@santander.us

iii.	Dispute Notice: portrec@gruposantander.com; strategicequityus@santander.us

b.	The following items may be delivered to [Counterparty] at the contact details shown below:

i.	Portfolio Data: [*]

ii.	Notice of a discrepancy: [*]

iii.	Dispute Notice: [*]

(v)	Use of an Agent or Third-Party Service Provider. Dealer and/or Counterparty may appoint a third party as its agent and/or third-party service provider for the purposes of performing all or part of the actions required by the Portfolio Reconciliation Risk Mitigation Techniques.]

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[[(dd)] Article 55. The terms of the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Protocol, (i) the Agreement shall be deemed to be a Covered ISDA Master Agreement; (ii) each of the parties shall be deemed to be an Adhering Party; and (iii) the Implementation Date shall be the date of this Master Confirmation. In the event of any inconsistencies between the Agreement and the Protocol, the Protocol will prevail.]

[[(ee)] BRRD II Omnibus Jurisdictional Module. The terms of paragraph 2 of the ISDA BRRD II Omnibus Jurisdictional Module are incorporated into and form a part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. For purposes of incorporating the ISDA BRRD II Omnibus Jurisdictional Module, Dealer shall be deemed to be a Regulated Entity, Counterparty shall be deemed to be a Module Adhering Party, and Spain shall be deemed to be a Covered Member State. In the event of any inconsistences between this Master Confirmation and paragraph 2 of the ISDA BRRD II Omnibus Jurisdictional Module, the ISDA BRRD II Omnibus Jurisdictional Module will prevail.]

[[(ff)] Incorporation of the ISDA Benchmarks Supplement. The parties agree that, unless otherwise specified in the relevant Confirmation, the 2002 Equity Definitions Benchmarks Annex, which forms part of the ISDA Benchmarks Supplement as published by ISDA. on 19 September 2018, is hereby incorporated and supplements the relevant Definitions.]

[[(gg)] Information Exchange within Santander Group. Counterparty hereby acknowledges the disclosure to other [Santander Group] companies of the information provided in the context of the due diligence process or “Know Your Customer,” along with any relevant transactions-related information, that allows such companies to comply with (i) the Santander Group’s Financial Crime Compliance internal policies, (ii) the Santander Group’s legal obligations relating to the anti-money laundering and counter terrorism financing regulations and (iii) the Santander Group’s regulatory reporting to the supervisory authorities. In this regard, Counterparty hereby guarantees that the data subjects of the personal data that may be included in the referred information have been duly informed of, and when required by applicable data protection regulation, have expressly consented to, the disclosure of their personal data to that effect.]

[[(ff)] Transaction Reporting - Consent for Disclosure of Information. Notwithstanding anything to the contrary herein or in the Agreement or any non-disclosure, confidentiality or other agreements entered into between the parties from time to time, each party hereby consents to the Disclosure of information (the “Reporting Consent”):

(i)	to the extent required by, or necessary in order to comply with, any applicable law, rule or regulation which mandates Disclosure of transaction and similar information or to the extent required by, or necessary in order to comply with, any order, request or directive regarding Disclosure of transaction and similar information issued by any relevant authority or body or agency (“Reporting Requirements”); or

39

(ii)	to and between the other party’s head office, branches or affiliates; to any person, agent, third party or entity who provides services to such other party or its head office, branches or affiliates; to an exchange; or to any trade data repository or any systems or services operated by any trade repository or exchange, in each case, in connection with such Reporting Requirements.

“Disclosure” means disclosure, reporting, retention, or any action similar or analogous to any of the aforementioned.

Disclosures made pursuant to this Reporting Consent may include, without limitation, Disclosure of information relating to disputes over transactions between the parties, a party’s identity, and certain transaction and pricing data and may result in such information becoming available to the public or recipients in a jurisdiction which may have a different level of protection for personal data from that of the relevant party’s home jurisdiction.

This Reporting Consent shall be deemed to constitute an agreement between the parties with respect to Disclosure in general and shall survive the termination of this Master Confirmation. No amendment to or termination of this Reporting Consent shall be effective unless such amendment or termination is made in writing between the parties and specifically refers to this Reporting Consent.]

[[(gg)] Contractual Recognition of Stay in Resolution. With respect to the Agreement, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Corporation Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]

[[(gg)] Contractual Recognition of Stay in Resolution.

(i)	Each party

a.	Relevant Resolution Authority to suspend or restrict rights and obligations arising from such Agreement under Articles 33a, 69, 70 and 71 of BRRD as transposed by the Relevant National Law and that the conditions set out in Article 68 of BRRD as transposed by the Relevant National Law will apply;

b.	acknowledges and accepts that the parties are bound by the effect of an application of (aa) the suspension of any payment or delivery obligation in accordance with Article 33a of BRRD as transposed by the Relevant National Law; (bb) the suspension of any payment or delivery obligation in accordance with Article 69 of BRRD as transposed by the Relevant National Law; (cc) the restriction of enforcement of any security interest in accordance with Article 70 of BRRD as transposed by the Relevant National Law; and (dd) the suspension of any termination right under the Agreement in accordance with Article 71 of BRRD as transposed by the Relevant National Law;

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c.	acknowledges and accepts that the parties are bound by the provisions of Article 68 of BRRD as transposed by the Relevant National Law; and (iv) acknowledges and accepts that the contractual recognition terms in this Part I are exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings between the parties relating to the subject matter of the Agreement

i.	References to the Stay Powers as transposed under each Relevant National Law are contained in the EU Stay Law Table.

For the purposes of the above provision, where the relevant BRRD Party is Dealer, the Covered Member State shall be Germany; and where the relevant BRRD Party is Counterparty, the Covered Member State shall be Not Applicable.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended by Directive 2019/879/EU.

“BRRD Party” means any party to this Agreement that is subject to a Stay Recognition Requirement.

“Covered Member State” means a member state of the European Economic Area that is included in the EU Stay Law Table.

“EU Stay Law Table” means the document described as such, as then in effect, and published by the International Swaps and Derivatives Association, Inc. (or any successor person) from time to time at https://www.isda.org/book/eu-stay-law-annex/.

“Relevant National Law” means, in relation to a Covered Member State, the laws, regulations, rules or requirements implementing BRRD (or pursuant to which BRRD is directly applicable) as described in the EU Stay Law Table from time to time that are applicable to the relevant BRRD Party.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise the Stay Powers as transposed in the Relevant National Law in relation to the relevant BRRD Party.

“Stay Powers” means the powers under Articles 33a, 69, 70 and 71 of BRRD and the conditions under Article 68 of BRRD.

“Stay Recognition Requirement” means the requirements set forth under Article 71a of BRRD as transposed by the Relevant National Law.”]

[Insert Dealer boilerplate]

[Signature Pages Follow]

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Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

42

Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title:

43

ANNEX A

SUPPLEMENTAL CONFIRMATION

Date:	[*], 20[*]

To:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”) between Realty Income Corporation and [DEALER NAME]. The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Counterparty and Dealer as of the Trade Date for the Transaction referenced below. This Supplemental Confirmation supplements, forms part of and is subject to the Master Confirmation.

Terms not defined herein shall have the meaning ascribed to them in the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified herein.

The terms of the Transaction to which this Supplemental Confirmation relates and for all purposes under the Confirmation:

(a)	The Trade Date is on [*], 20[*];

(b)	The Hedge Completion Date will be on or before [*], 20[*];

(c)	[The Initial Forward Price Percentage is [*]%][The Initial Forward Price shall be USD [*]];

(d)	The Final Date is on [*], 20[*];

(e)	The Spread is [*] basis points per annum; and

(f)	The Forward Price Reduction Dates and the Forward Price Reduction Amounts are as follows:

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]

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[Counterparty may instruct Dealer, by written notice in the form set forth in Exhibit 1 hereto (which notice for the avoidance of doubt may be delivered to Dealer by email if an email address has been provided herein by Dealer for the purpose of receiving written notice), that sales of the Shares through the Agent pursuant to the Sales Agreement during the Hedge Sales Period shall be suspended. Following receipt by Dealer of such notice, Dealer shall use reasonable efforts to suspend, or cause to be suspended, such sales at or prior to the Suspension Commencement Time as specified in Counterparty’s notice (or, if such sales cannot be suspended by such Suspension Commencement Time, as soon as practicable thereafter) and shall notify Counterparty (which for the avoidance of doubt may be via email) promptly after such sales are suspended. Dealer and Counterparty agree that following such suspension of sales of Shares, such sales shall not be resumed until the Sales Resumption Time (as specified in Counterparty’s notice in the form set forth in Exhibit 1 hereto or, if the Sales Resumption Time is not known at such time, in the form set forth in Exhibit 2 hereto). Dealer and Counterparty also agree that any such suspension shall not affect or impair their respective obligations with respect to the Shares sold, or with respect to the Shares that an investor has agreed to purchase, prior to Dealer’s confirmation of the suspension of sales of the Shares. In addition, Counterparty agrees that all representations, warranties, covenants and agreements made herein will be true and repeated as of such Sales Resumption Time.]

[Signature Pages Follow]

45

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation for that purpose and returning it to us.

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

46

Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title:

47

EXHIBIT 1

HEDGE SALE SUSPENSION NOTICE

Date:	[*], 20[*]

To:	[DEALER NAME AND NOTICE INFORMATION]

From:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

Ladies and Gentlemen:

Pursuant to Paragraph 7(d)(vi) of the Master Confirmation for Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”), as supplemented by the Supplemental Confirmation dated as of [*], 20[*] (together with the Master Confirmation, the “Confirmation”), each between Realty Income Corporation and [DEALER NAME], we hereby instruct you to procure that sales of Shares through the Agent pursuant to the Sales Agreement be suspended beginning at the Suspension Commencement Time (specified below) and not to have such sales resumed until the Sales Resumption Time (specified below).

Counterparty hereby represents to Dealer that Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

Terms not defined herein shall have the meaning ascribed to them in the Confirmation.

For the purposes of this Notice:

(a) the Suspension Commencement Time is [*] [AM/PM] New York City time on [*], 20[*]; and

(b) the Sales Resumption Time [is [*] [AM/PM] New York City time on [*], 20[*].][shall be communicated to Dealer in the future.]

[Signature Pages Follow]

48

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Notice for that purpose and returning it to us.

Very truly yours,

REALTY INCOME CORPORATION

By:
Name:
Title:

49

Confirmed as of the date first above written:

[DEALER NAME]

By:
Name:
Title:

50

EXHIBIT 2

HEDGE SALE RESUMPTION NOTICE

Date:	[*], 20[*]

To:	[DEALER NAME AND NOTICE INFORMATION]

From:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

Ladies and Gentlemen:

Pursuant to Paragraph 7(d)(vi) of the Master Confirmation for Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”), as supplemented by the Supplemental Confirmation dated as of [*], 20[*] (together with the Master Confirmation, the “Confirmation”), each between Realty Income Corporation and [DEALER NAME], we hereby instruct you to resume sales of Shares through the Agent pursuant to the Sales Agreement beginning at the Sales Resumption Time (specified below).

Counterparty hereby represents to Dealer that Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.

Terms not defined herein shall have the meaning ascribed to them in the Confirmation.

For the purposes of this Notice:

(a) the Suspension Commencement Time was [*] [AM/PM] New York City time on [*], 20[*]; and

(b) the Sales Resumption Time is [*] [AM/PM] New York City time on [*], 20[*].

[Signature Pages Follow]

51

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Notice for that purpose and returning it to us.

Very truly yours,

REALTY INCOME CORPORATION

By:
Name:
Title:

52

Confirmed as of the date first above written:

[DEALER NAME]

By:
Name:
Title:

53

ANNEX B

PRICING NOTIFICATION

Date:	[*], 20[*]
To:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

From:	[DEALER NAME AND NOTICE INFORMATION]

Ladies and Gentlemen:

This Pricing Notification is the Pricing Notification contemplated by the Master Confirmation for Registered Forward Transactions dated as of [*], 20[*] (the “Master Confirmation”), as supplemented by the Supplemental Confirmation dated as of [*], 20[*] (together with the Master Confirmation, the “Confirmation”), each between Realty Income Corporation and [DEALER NAME].

Terms not defined herein shall have the meaning ascribed to them in the Confirmation.

For all purposes under the Confirmation,

(a)	the Hedge Completion Date is on [*], 20[*];

(b)	[Suspension Commencement Time(s): [*] [AM/PM] New York City time on [*], 20[*];

(c)	Sales Resumption Time(s): [*] [AM/PM] New York City time on [*], 20[*];]

(d)	the Number of Shares shall be [*], subject to further adjustment in accordance with the terms of the Confirmation; and

(e)	the Initial Forward Price is USD [*].

54

Very truly yours,

[DEALER NAME]

By:
Name:
Title:

55

[Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title: ]

56

Annex III

Form of Contingent Master Confirmation

Annex III

FORM OF CONTINGENT MASTER FORWARD CONFIRMATION

Date:	[*], 20[*]

To:	Realty Income Corporation
11995 El Camino Real
San Diego, California 92130
Attention: Chief Financial Officer

Re:	Master Confirmation – Contingent Forward Transactions

The purpose of this letter agreement (including the terms set forth in Appendix 1, this “Master Confirmation”) is to confirm the terms and conditions for one or more contingent forward transactions that Realty Income Corporation (“Company”), will enter into with [DEALER NAME] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Company and Dealer that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Company and Dealer mutually agree. This Master Confirmation and a Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below. The time of any Transaction is available upon request.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Master Confirmation and a Supplemental Confirmation relate on the terms and conditions set forth below and therein.

1.             This Master Confirmation and each Supplemental Confirmation evidence a complete and binding agreement between Company and Dealer as to the subject matter and terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation and each Supplemental Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Company had executed an agreement in such form on the date hereof (but without any Schedule but (i) with the elections set forth in this Master Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Company as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement; (b) (i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[*] (“Dealer Parent”)] and (ii) the “Threshold Amount” with respect to Company were USD 125,000,000; (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). All provisions contained in the Agreement govern this Master Confirmation and each Supplemental Confirmation except as expressly modified herein or in such Supplemental Confirmation.

If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that no Transaction other than the Transactions to which this Master Confirmation relate shall be governed by the Agreement. This Master Confirmation and the Agreement, together with the Supplemental Confirmation relating to a Transaction, shall constitute the written agreement between Company and Dealer with respect to such Transaction.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Company or any confirmation or other agreement between Dealer and Company pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Company, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Company are parties, none of the Transactions shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.             Each Transaction is a Contingent Forward Transaction, which shall be considered a Share Forward Transaction for purposes of the Equity Definitions. The terms of a particular Transaction to which this Master Confirmation and a Supplemental Confirmation relate are as follows:

General Terms:

Trade Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Maturity Date:	For each Transaction, as set forth in the related Supplemental Confirmation.

Seller:	Company

Buyer:	Dealer

Shares:	The common stock of Company, par value USD 0.01 per share (Ticker Symbol: “O”)

Components:	Each Transaction will be divided into a number of individual Components equal to the number of Components for such Transaction, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and, in particular, with the Maximum Number of Shares and Contingency Expiration Date set forth in the related Supplemental Confirmation. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Maximum Transaction Number of Shares:	For each Transaction, as set forth in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Transaction Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by Forward Hedge Seller (as defined below) in connection with the Initial Hedge Position in respect of such Transaction pursuant to the Sales Agreement.

Transaction Number of Shares:	For each Transaction, initially zero; and subject to increase from time to time pursuant to the terms set forth under “Contingency Provisions” below. The Calculation Agent shall promptly notify Company of any change in the Transaction Number of Shares and the Maximum Number of Shares for each Component of such Transaction from time to time.

2

Maximum Number of Shares:	With respect to each Component of a Transaction, the Maximum Transaction Number of Shares divided by the number of Components for such Transaction (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Number of Shares for any Component of a Transaction shall, if applicable, be reduced from time to time pursuant to terms set forth under “Contingency Provisions” below.

Initial Forward Price:	For each Transaction, initially as set forth in the related Supplemental Confirmation.

Forward Price:	For each Transaction:

(a)	from and including the Trade Date for such Transaction up to, and including the Scheduled Trading Day on which the sum of the Maximum Number of Shares with respect to all Components of such Transaction is reduced to zero (“Contingency Completion Date”), the product of (i) the Initial Forward Price for such Transaction and (ii)(A) one (1) minus (B) the Forward Hedge Selling Commission Rate; and

(b)	on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of one and the Daily Rate for such day. The Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur after the Contingency Completion Date for such Transaction.

Forward Hedge Selling Commission Rate:	For each Transaction, as set forth in the related Supplemental Confirmation.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

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Spread:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Dates:	For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation.

Contingency Premium:	For all Components comprising a Transaction, as set forth in the related Supplemental Confirmation.

Contingency Premium Payment Date:	For each Transaction, the later of (i) the second Currency Business Day following the Trade Date for such Transaction and (ii) the first Currency Business Day following the date on which Company executes the related Supplemental Confirmation evidencing such Transaction.

It shall be a condition to Dealer’s obligation to pay to Company the Contingency Premium on the Contingency Premium Payment Date that Company shall have satisfied (or caused to have satisfied) each of the conditions set forth in Section 8 of this Master Confirmation.

Initial Share Price:	For each Transaction, unless otherwise agreed between the parties, the volume-weighted average price per Share at which Forward Hedge Seller establishes the initial hedge of the equity price risk undertaken by Dealer with respect to the Maximum Transaction Number of Shares for such Transaction during the period from and including the Trade Date through and including the Sales Period Outside Date (the “Forward Hedge Selling Period”) by selling Shares in transactions effected under the Prospectus (as defined in the Sales Agreement (as defined below)), net of any sales commissions or other discounts as set forth in the Sales Agreement, in amounts and at times determined by Dealer (or Forward Hedge Seller) but pursuant to commercially reasonable instructions or parameters (e.g., limit prices) as Company may notify Dealer from time to time (and Dealer will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), and as set forth in the Supplemental Confirmation. The number of Shares comprising Dealer’s initial hedge is referred to herein as the “Initial Hedge Position”.

Sales Agreement:	The Sales Agreement, dated May 7, 2026 and as may be amended from time to time, between Company, Dealer and the other parties thereto.

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Exchange:	The New York Stock Exchange

Related Exchange(s):	All Exchanges

Clearance System:	The Depository Trust Company (“DTC”)

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Contingency Provisions:

In respect of any Component:

Contingency:	On any Scheduled Trading Day from, and including, the Scheduled Trading Day following the end of the Forward Hedge Selling Period to, and including, the Contingency Expiration Date for such Component between 9:00 a.m. (New York City time) and 7:00 p.m. (New York City time), Dealer may, from time to time, designate any number of Shares with respect to such Component (the “Designated Shares” and each such Scheduled Trading Day on which such designation occurred, a “Contingency Exercise Date”) up to the then-Maximum Number of Shares with respect to such Component, in which case the Transaction Number of Shares with respect to the relevant Transaction shall be increased by such number of Designated Shares and the Maximum Number of Shares for such Component shall be reduced by such number of Designated Shares; provided that, unless Dealer notifies Company otherwise by 9:00 a.m. (New York City time) on the Scheduled Trading Day immediately following such Contingency Expiration Date), if the Reference Price is greater than the Initial Forward Price, Dealer shall be deemed to have designated Designated Shares equal to the then-Maximum Number of Shares with respect to such Component. For the avoidance of doubt, subject to the immediately preceding proviso, Dealer’s right to designate any Designated Shares with respect to any then-Maximum Number of Shares shall be deemed to have expired as of 7:00 p.m. (New York City time) on such Contingency Expiration Date, and the Maximum Number of Shares with respect to such Component shall be reduced to zero. At any time, the portion of the relevant Transaction corresponding to the Transaction Number of Shares is referred to herein as the “Contingency Exercised Portion,” and the remaining portion is referred to herein as the “Remaining Contingency Portion.”

Contingency Expiration Dates:	As set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already a Contingency Expiration Date for another Component under any Transaction).

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Reference Price:	The official closing price of a Share on the relevant Contingency Expiration Date published on Bloomberg Page “<O US EQUITY> <HP>” (or any successor page thereto), or if such price is not so reported on such date for any reason or is manifestly erroneous, the Reference Price on such Contingency Expiration Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing the words “or (iii) an Early Closure” with “(iii) an Early Closure that the Calculation Agent determines is material, or (iv) a Regulatory Disruption, in each case at any time on any Scheduled Trading Day during the period commencing on, and including, the Trade Date of the relevant Transaction to, and including, the Contingency Expiration Date of such Component (such period, the “Term of a Component”) or during any Unwind Period”.

The definition of “Early Closure” in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding the second and third sentences of Section 3.1(f) of the Equity Definitions, if any Scheduled Trading Day during the Term of a Component is a Disrupted Day, then Dealer may postpone the Contingency Expiration Date specified in the related Supplemental Confirmation for such Transaction to a Scheduled Trading Day determined by Dealer.

Regulatory Disruption:	Any event that Dealer, in its discretion, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or its affiliates), for Dealer to refrain from or decrease any market activity in connection with the relevant Transaction. Whenever a Regulatory Disruption occurs, Dealer shall notify Company of such occurrence as soon as reasonably practicable under the circumstances; provided that Dealer shall not be required to communicate to Company the reason for Dealer’s exercise of its rights pursuant to this provision if Dealer reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer).

6

Settlement Terms:

Settlement Date:	Any Scheduled Trading Day following the Contingency Completion Date for any Transaction and up to and including the Maturity Date for such Transaction that is either:

(a)	designated by Company as a “Settlement Date” with respect to any Component by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be such Maturity Date, if Physical Settlement applies, and (ii) the 60th Scheduled Trading Day prior to such Settlement Date, which may be such Maturity Date but shall not be earlier than the 60th Scheduled Trading Day following the Contingency Completion Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that, with respect to Cash Settlement or Net Share Settlement, if Dealer shall fully unwind its hedge with respect to the portion of the Transaction Number of Shares for such Transaction to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Company, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Company at least one Scheduled Trading Day prior to such specified Settlement Date); or

(b)	designated by Dealer as a “Settlement Date” pursuant to “Termination Settlement” provisions of Section 8(f) below;

provided that such Maturity Date will be a Settlement Date if on such date the Transaction Number of Shares for such Transaction for which a Settlement Date has not already been designated is greater than zero.

Settlement Shares:	(a) With respect to any Settlement Date other than the Maturity Date for such Transaction, the number of Shares designated as such by Company in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Section 8(f) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Transaction Number of Shares for such Transaction at that time and (ii) in the case of a designation by Company, the aggregate number of Shares designated as such by Company with respect to such Transaction be at least equal to the lesser of 100,000 and the Transaction Number of Shares for such Transaction at that time, in each case determined taking into account pending Settlement Shares; and

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(b) with respect to the Settlement Date on the Maturity Date for such Transaction, a number of Shares equal to the Transaction Number of Shares for such Transaction at that time;

in each case with the Transaction Number of Shares for such Transaction determined taking into account pending Settlement Shares.

Settlement Method:	Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Company as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period and (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Section 8(f) below); provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Company at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Company that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless (i) Company delivers to Dealer with such Settlement Notice representations, dated as of the date of such Settlement Notice and signed by Company, in the form set forth in “Settlement Method Election Representations” below and (ii) the same Settlement Method is specified to be applicable for all Components of a Transaction designated in such Settlement Notice.

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Settlement Method Election Representations:	(A) Company is not aware of any material nonpublic information concerning itself or the Shares, (B) Company is electing Cash Settlement or Net Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Company, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Company with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Company will be able to purchase the number of Shares equal to the greater of (x) the number of Settlement Shares designated in the relevant Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Forward Price(s) for such Cash Settlement or Net Share Settlement, in compliance with the laws of Company’s jurisdiction of organization in accordance with its organizational documents and the required corporate approvals thereunder (if any).

Physical Settlement:	If Physical Settlement is applicable, then Company shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Company, by wire transfer of immediately available funds to an account designated by Company, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Company to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Company in respect of the Deferred Shares shall be reduced by the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price for such Transaction in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Company. If the Cash Settlement Amount is a negative number, Company will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

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Cash Settlement Amount:	An amount determined by the Calculation Agent equal to:

(a)	(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices for such Transaction on each day during the applicable Unwind Period (calculated assuming no reduction to such Forward Prices for such Transaction for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Transaction Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus

(b)	the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement:	On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Company equal to the Net Share Settlement Shares, or (ii) negative number, Company shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Company, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:	The period from and including the first Exchange Business Day following the date Company validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Exchange Business Day preceding such Settlement Date, subject to “Other Forwards” as described in 8(d) below and “Termination Settlement” as described in Section 8(f) below.

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Other Applicable Provisions:	To the extent Dealer or Company is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Company is the issuer of the Shares.

Share Adjustments; Dividends:

Method of Adjustment:	Calculation Agent Adjustment. For the avoidance of doubt, in making any adjustments under the Equity Definitions, the Calculation Agent may make commercially reasonable adjustments, if any, to any one or more of the Initial Forward Price, the Forward Price, the Maximum Number of Shares for any Component and the Transaction Number of Shares. Notwithstanding the foregoing, any cash dividends or distributions on the Shares, whether or not extraordinary, shall be governed by the provisions of “Dividend Adjustment” below in lieu of Article 10 or Section 11.2(c) of the Equity Definitions with respect to the Remaining Contingency Portion of each Transaction or by the provisions of “Acceleration Events” and “Termination Settlement” as described in Section 8(e) and Section 8(f), respectively, below with respect to the Contingency Exercised Portion of such Transaction.

Dividend Adjustment:	If at any time during the period from, and including, a Forward Price Reduction Date for a Transaction to, but excluding, the succeeding Forward Price Reduction Date, an ex-dividend date for any cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend, together with any and all other cash dividends with an ex-dividend date occurring during the same period, is greater than the Forward Price Reduction Amount corresponding to the first such Forward Price Reduction Date on a per Share basis, then the Calculation Agent will adjust the Initial Forward Price to preserve the fair value of the Remaining Contingency Portion of the Transaction after taking into account such dividend.

Extraordinary Events:	Notwithstanding anything to the contrary in the Equity Definitions, with respect to the Remaining Contingency Portion of any Transaction, the consequences of any Extraordinary Event or any Announcement Event shall be as specified below in this Section 2 of this Master Confirmation, and with respect to the Contingency Exercised Portion of such Transaction, the consequences of any Extraordinary Event shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Section 8(e) and Section 8(f), respectively.

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New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended (a) by deleting the text in clause (i) thereof in its entirety (including the word “and” following clause (i)) and replacing it with the phrase “publicly quoted, traded or listed (or whose related depositary receipts are publicly quoted, traded or listed) on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)” and (b) by inserting immediately prior to the period the phrase “and (iii) of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia that also becomes Company under the applicable Transaction following such Merger Event or Tender Offer”.

Consequence of Merger Events:

Merger Event:	Applicable

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment

Share-for-Combined:	Component Adjustment

Consequence of Tender Offers:

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “15%.”

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined Consideration:	Not Applicable; provided that, notwithstanding Sections 12.1 and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will determine such composition.

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Announcement Event:	If (i) an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to a Merger Event (for purposes of this and related provisions, the definition of Merger Event shall be read with the references therein to “100%” being replaced by “30%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), a Tender Offer, or other acquisition or disposition by Company or its subsidiaries where the aggregate consideration or value exceeds 30% of the market capitalization of Company as of the Announcement Date (such other acquisition or disposition, a “Significant Transaction”) or (ii) there is a public announcement or statement by Company of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertakings that may include, a Merger Event, Tender Offer or Significant Transaction, or any subsequent announcement or statement of a change to such intention (the occurrence of (i) or (ii), an “Announcement Event”), as determined by the Calculation Agent, then the “Consequences of Announcement Event” set forth below shall apply in respect of such Announcement Event. For purposes of any Transaction, a Significant Transaction shall be an Extraordinary Event.

Announcement Date:	The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) adding the words “or a Significant Transaction” immediately following the words “Merger Event” in the second and third lines thereof, (ii) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (iii) replacing the word “leads to the” with the words “would, if consummated, lead to a” in the third and the fifth lines thereof, (iv) adding after the words “voting shares” in the fifth line thereof the words “, voting power or Shares”, (v) inserting the words “by Company, a subsidiary, affiliate or agent or representative of Company, or any Valid Third-Party Entity” after the word “announcement” in the second and the fourth lines thereof and (vi) inserting the words “, as determined by the Calculation Agent, or any subsequent public announcement of a change to such transaction or intention (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuance of, such a transaction or intention)” at the end of each of clauses (i) and (ii) thereof.

Valid Third-Party Entity:	In respect of any potential transaction, any third party that the Calculation Agent determines has a bona fide intent and capacity to enter into or consummate such transaction, or any subsidiary, affiliate, agent or representative of such third party (it being understood and agreed that in determining whether such third party has such a bona fide intent and capacity, the Calculation Agent shall take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

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Consequences of Announcement Event:	With respect to any Announcement Event, the Calculation Agent shall determine the economic effect of such Announcement Event on the theoretical value of each Component of the Transaction to Dealer (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) (i) one or more times on or after the relevant Announcement Date or other date of announcement and (ii) on the Contingency Expiration Date or any earlier date of termination or cancellation for such Component and, in the case of clause (i) or (ii), (x) the Calculation Agent shall adjust the terms of such Component to account for such economic effect and determine the effective date of such adjustment or (y) if the Calculation Agent determines, on or after the Announcement Date or other date of announcement, that no adjustment it could make under clause (x) above is likely to produce a commercially reasonable result, shall notify the parties that such Component of the Transaction will be terminated, in which case the amount payable upon such termination will be determined pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Contingency Expiration Date or earlier date of termination or cancellation for such Component, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of the Transaction, or in subsequently determining any payment amount, Cancellation Amount or Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

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Limitation on Certain Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment as a result of a Potential Adjustment Event (other than a Potential Adjustment Event described in Section 11.2(e)(i) or (ii)(A) of the Equity Definitions) or an Extraordinary Event shall increase the Maximum Transaction Number of Shares. Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “Dealer”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “under” in clause (Y) thereof.

Failure to Deliver:	Not Applicable

Insolvency Filing:	Applicable

Hedging Disruption:	Applicable; provided that:

(i)	Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

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(ii)	Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging:	Not applicable

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	200 basis points

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	25 basis points

Hedging Party:	For all applicable Additional Disruption Events, Dealer.

Determining Party:	For all applicable Extraordinary Events, Dealer; provided that when making any determination as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Master Confirmation as if Determining Party were the Calculation Agent.

Non-Reliance:	Applicable

Agreements and Acknowledgments

Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

3.	Calculation Agent. Dealer whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder or to perform any obligation of the Calculation Agent hereunder and such failure continues for five Exchange Business Days following notice to the Calculation Agent by Company of such failure, Company shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Company, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Company by email to the email address provided by Company in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation.

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4.	Account Details.

(a)	Account for payments to Company:

To be advised.

Account for delivery of Shares from Company:

To be advised.

Account for delivery of Shares to Company:

To be advised.

(b)	Account for payments to Dealer:

To be advised.

Account for delivery of Shares from Dealer:

To be advised.

Account for delivery of Shares to Dealer:

To be advised.

5.	Offices.

(a)	The Office of Company for the Transactions is: Inapplicable, Company is not a Multibranch Party.

(b)	The Office of Dealer for the Transactions is: [New York][*].

6.	Notices.

(a)	Address for notices or communications to Company:

Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

Emails: [***]

(b)	Address for notices or communications to Dealer:

[INSERT DEALER NAME AND NOTICE INFORMATION]

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7.             Representations and Warranties of Company. Company hereby represents and warrants to, and agrees with, Dealer on the date hereof, on the Trade Date for each Transaction, any day on which it makes any election in respect of any Transaction, including any election of Cash Settlement or Net Share Settlement (unless another date or dates are specified below) as follows:

(a)             No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Company of this Master Confirmation and each Supplemental Confirmation hereunder and the consummation of such Transaction (including, without limitation, the delivery of Shares on the Settlement Dates) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.

(b)             A number of Shares equal to the Maximum Transaction Number of Shares for such Transaction have been reserved for issuance by all required corporate action of Company. The Shares issuable under such Transaction have been duly authorized and, when delivered against payment therefor and otherwise as contemplated by the terms of such Transaction following the settlement of such Transaction in accordance with the terms and conditions of such Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(c)             Company is not, and after giving effect to such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(d)             Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).

(e)             (A) Company is not aware of any material nonpublic information regarding Company or the Shares and (B) Company is not entering into such Transaction nor making any election thereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)             No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VII of the Articles of Incorporation of Company, as amended and supplemented (the “Charter”); provided that Company makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.

(g)             Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (C) has total assets of at least USD 50 million.

(h)             Company (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into such Transaction, (B) has consulted with its own legal, financial, accounting and tax advisors in connection with such Transaction and (C) is entering into such Transaction for a bona fide business purpose.

(i)             The assets of Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

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(j)             As of such date and as of each Settlement Date for such Transaction, Company is not and will not be insolvent, nor will Company be rendered insolvent as a result of such Transaction or its performance of the terms hereof.

(k)           Company understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.

(l)            Company will, by the next succeeding Scheduled Trading Day, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

(m)          Dealer is not acting as a fiduciary for or an adviser to Company in respect of such Transaction.

(n)           As of (i) the date hereof and (ii) such Trade Date, Company is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(o)           In connection with this Master Confirmation and the Transactions, it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act.

(p)           COMPANY UNDERSTANDS THAT THE TRANSACTIONS HEREUNDER ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(q)           To the extent the parties have agreed (which for the avoidance of doubt may be agreed by phone call or email) to enter into a Transaction, Company shall execute a Supplemental Confirmation specifying such agreed terms and conditions of such Transaction as promptly as practicable following receipt of such Supplemental Confirmation from Dealer.

(r)           Ownership positions of Company’s common stock held by Dealer or any of its affiliates solely in its capacity as a nominee or fiduciary (where Dealer and such affiliates have no economic interest in such positions) do not constitute “ownership” by Dealer, and Dealer shall not be deemed or treated as the beneficial or constructive “owner” of such positions, in each case, for purposes of Article VII of the Charter, except for purposes of Section 7.6 thereof.

8.	Other Provisions.

(a)           Conditions to Dealer’s Obligations. Notwithstanding anything to the contrary in this Master Confirmation or the Agreement, Dealer’s obligations with respect to a Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:

(i)             The representations and warranties of Company contained herein and in the Agreement (including as may be modified herein) shall be true and correct as of the Trade Date for such Transaction;

(ii)            Company shall have performed all of the covenants and obligations to be performed by Company on or prior to the Trade Date for such Transaction under the Agreement (including as may be modified herein) and hereunder;

(iii)           Company shall have executed the related Supplemental Confirmation for such Transaction;

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(iv)           The representations and warranties of Company contained in the Sales Agreement and any certificate delivered pursuant thereto by Company shall be true and correct as of the Trade Date for such Transaction;

(v)            Company has performed all of the obligations required to be performed by it under the Sales Agreement on or prior to the Trade Date for such Transaction; and

(vi)           all of the conditions set forth in Section 5 of the Sales Agreement shall have been satisfied.

(b)           Limitations.

(i)             If at any time on any day on or after the Trade Date for a Transaction, (i) Dealer determines that the number of Shares Dealer or its affiliates theoretically would be short in order to hedge the equity price risk of such Transaction (such number of Shares, the “Theoretical Delta”) exceeds the total number of Shares then sold under the Prospectus as contemplated in the Sales Agreement and (ii) such day is a Suspension Day, then Dealer shall notify Company of the existence of such excess delta and Dealer shall have the right to adjust the terms of the Transaction as it determines appropriate to preserve the fair value of the Transaction to Dealer. A “Suspension Day” means any day (i) on which for any reason, the Prospectus contemplated by the Sales Agreement ceases to satisfy the requirements of the Sales Agreement, (ii) on which Dealer has not received the deliverables contemplated by Section 5 of the Sales Agreement or with respect to which Company has not satisfied its obligations under Section 3 of the Sales Agreement, in each case in form and substance satisfactory to Dealer or (iii) the Company, the Forward Hedge Seller or Dealer suspended any sale of Shares pursuant to Section 2(c) of the Sales Agreement.

(ii)             If, during the period from the Trade Date for a Transaction to the Sales Period Outside Date (as defined below) for such Transaction Dealer or its affiliates have, in connection with such Transaction, sold a number of Shares under the Prospectus as contemplated by the Sales Agreement that is less than the Maximum Transaction Number of Shares (such number of Shares, the “Sold Number of Shares”) for any reason, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction to the Sold Number of Shares (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction). “Sales Period Outside Date,” with respect to a Transaction, has the meaning given to such term in the Supplemental Confirmation for such Transaction.

(iii)             Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Settlement Date” (as defined in the Sales Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Sales Agreement on such “Settlement Date” or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction).

(c)           [Reserved.]

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(d)           Other Forwards. Dealer acknowledges that Company has entered or may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Confirmation(s)” (as defined in the Sales Agreement) with Forward Purchaser(s) (as defined in the Sales Agreement) other than Dealer (each, an “Other Forward”). Dealer and Company agree that if Company designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for such Transaction (the “Overlap Unwind Period”), Company shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.), and corresponding adjustments shall be made to the Exchange Business Days comprising such Unwind Period, including for purposes of determining the Unwind Price(s).

(e)           Acceleration Events. The occurrence of the following events following the first Contingency Exercise Date for any Transaction shall each constitute an “Acceleration Event” with respect to the Contingency Exercised Portion of such Transaction:

(i)             Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a Stock Loan Fee to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction that is greater than a rate equal to the Maximum Stock Loan Rate for such Transaction (each, a “Stock Borrow Event”);

(ii)             Dividends and Other Distributions. Company declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such first Contingency Exercise Date being deemed a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for the first such Forward Price Reduction Date, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Company as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;

(iii)           ISDA Termination. Either Dealer or Company has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(iv)           Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date for each applicable Transaction; or

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(v)            Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Company constituent document that for any reason is, or after the Trade Date for such applicable Transaction becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date for such applicable Transaction) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(f)            Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply with respect to the Contingency Exercised Portion of the relevant Transaction, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Company fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Company as the sole Defaulting Party and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Company, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Company has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.

(g)           Additional Adjustment. If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Transaction Number of Shares to hedge in a commercially reasonable manner its exposure to the Contingency Exercised Portion of the applicable Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Rate during such period. The Calculation Agent shall notify Company prior to making any such adjustment to the Forward Price.

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(h)           Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Company following the first Contingency Exercise Date for any Transaction (a “Bankruptcy Termination Event”), the Contingency Exercised Portion of such Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that such Transaction is a contract for the issuance of Shares by the Company.

[Signature page follows.]

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Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Company with respect to any Transaction contemplated by this Master Confirmation and return to us.

Yours faithfully,

[DEALER NAME]

By:
Name:
Title:

Agreed and Accepted By:

REALTY INCOME CORPORATION

By:
Name:
Title:

[Signature Page to Contingent Forward Master Confirmation]

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APPENDIX 1

ADDITIONAL PROVISIONS

(a)           Interpretive Letter. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute a “contract” as described in the letter dated October 6, 2003 submitted by Robert Reeder and Leslie Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).

(b)           Regulation M. Company agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M arising from transactions contemplated by the Sales Agreement and that neither it nor any affiliated purchaser will engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur on any Contingency Exercise Date or during any Unwind Period. In addition, Company represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.

(c)           Agreements and Acknowledgments regarding Shares.

(i)             In addition to the representations in Section 9.11 of the Equity Definitions, Company agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, and that such Shares will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

(ii)             In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.

(iii)           Company shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).

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(iv)           During any Unwind Period, Company shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session of the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Company acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Company acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Company and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(v)            Company shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Company or any of its affiliates, or any purchases by a party to a derivative transaction with Company or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Cash Settlement or Net Share Settlement of any Component of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Company.

(d)           Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (i) the Close-Out Amount pursuant to Section 6 of the Agreement and (ii) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount based on (A) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (B) the price at which one or more market participants would offer to sell to or buy from, as applicable, Dealer a block of Shares equal in number to Dealer’s hedge position in relation to any Transaction.

(e)           [Designation. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to assign its rights and obligations hereunder and under any Credit Support Documents to make or receive cash payments or deliveries and other related rights to any affiliate of Dealer or any successor thereto (each, a “Dealer Affiliate”); provided that Company shall have recourse to Dealer in the event of the failure by a Dealer Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Dealer shall be limited to recoupment of Company’s monetary damages and Company hereby waives any right to seek specific performance by Dealer of its obligations hereunder.][INSERT DEALER'S BOILERPLATE]

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(f)           Transfer or Assignment. Company may not transfer any of its rights or obligations under the Transaction without the prior written consent of Dealer. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to transfer or assign its rights and obligations hereunder and under any Credit Support Document to any other Dealer Affiliate (a “Designated Transferee”); provided that, (1) the credit rating of the Designated Transferee or its guarantor (whichever is higher) is not lower than the rating of Dealer (or any Dealer guarantor) at the time of such transfer or assignment; (2) no Event of Default or Termination Event will occur as a result of such transfer or assignment; (3) as a result of any such transfer or assignment, Company will not (A) be required to pay the transferee or assignee of such rights or obligations on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount, if any, that Company would have been required to pay Dealer in the absence of such transfer or assignment, or (B) receive, by reason of any deduction or withholding for or on account of a Tax, and after giving effect to the payment of any additional amount required to be paid under Section 2(d)(i)(4), from the transferee or assignee on any payment date an amount that is less than the amount that Company would have received from Dealer in the absence of such transfer or assignment; and (4) the transferee or assignee shall make such Payee Tax Representations and provide such tax documentation as may be reasonably requested by Company to permit Company to determine that results described in clauses (3)(A) or (B) will not occur upon or after such transfer or assignment, including a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8ECI (as applicable) prior to becoming a party to the Transaction. If at any time at which (A) the Section 16 Percentage exceeds 4.5%, (B) the Transaction Equity Percentage exceeds 8.0%, or (C) the Share Amount exceeds the Post-Effective Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction to a third party on pricing terms reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Remaining Contingency Portion of any Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of the Remaining Contingency Portion of a Transaction having terms identical to the Remaining Contingency Portion of the relevant Transaction and the Maximum Number of Shares for each Component equal to the Maximum Number of Shares for each Component underlying the Terminated Portion, (2) Company were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Paragraph (k) below shall apply to any amount that is payable by Company to Dealer pursuant to this sentence as if Company was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Transaction Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the aggregate of the Maximum Transaction Number of Shares for all Transactions outstanding under this Master Confirmation as of such day and (2) the aggregate number of Shares underlying any other issuer forward transactions or warrant transactions between Dealer and Company, and (B) the denominator of which is the number of Shares outstanding.

(g)           [Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation, and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party’s affiliates.][INSERT DEALER’S BOILERPLATE]

(h)           Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

(i)            Waiver of Trial by Jury. EACH OF COMPANY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS OR OTHER EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO the Agreement, this Master Confirmation, aNY Supplemental Confirmation or the transactions contemplated hereby OR THEREBY OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF or THEREOF.

(j)            Governing Law. THIS MASTER CONFIRMATION, each supplemental confirmation and the agreement WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND THERETO or the transactions contemplated hereby or thereby AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT EITHER PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

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(k)           Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, if (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Company’s control, or (iii) an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Company’s control), and if Company would owe any amount to Dealer pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Company shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Company gives irrevocable telephonic notice to Dealer, confirmed in writing within one (1) Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Company remakes the representations set forth in Section 7 of this Master Confirmation as of the date of such election and (c) Dealer agrees to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.

Share Termination Alternative:	If applicable, Company shall deliver to Dealer the Share Termination Delivery Property on the date (the “Share Termination Payment Date”) on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or Section 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, subject to Paragraph (l)(i) below, in satisfaction, subject to Paragraph (l)(ii) below, of the relevant Payment Obligation, in the manner reasonably requested by Dealer free of payment.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the relevant Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the amount of Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price (without giving effect to any discount pursuant to Paragraph (l)(i) below).

Share Termination Unit Price:	The value to Dealer of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means. In the case of a Private Placement of Share Termination Delivery Units that are Restricted Shares (as defined below), as set forth in Paragraph (l)(i) below, the Share Termination Unit Price shall be determined by the discounted price applicable to such Share Termination Delivery Units. In the case of a Registration Settlement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set forth in Paragraph (l)(ii) below, notwithstanding the foregoing, the Share Termination Unit Price shall be the Reference Price on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable. The Calculation Agent shall notify Company of the Share Termination Unit Price at the time of notification of such Payment Obligation to Company or, if applicable, at the time the discounted price applicable to the relevant Share Termination Units is determined pursuant to Paragraph (l)(i).

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Share Termination Delivery Unit:	One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event. If such Nationalization, Insolvency or Merger Event involves a choice of Exchange Property to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Inapplicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to a Transaction means that the Share Termination Alternative is applicable to such Transaction.

(l)            Registration/Private Placement Procedures. If, in the reasonable opinion of Dealer, following any delivery of Shares or Share Termination Delivery Property to Dealer hereunder, such Shares or Share Termination Delivery Property would be in the hands of Dealer subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being “restricted securities”, as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, “Restricted Shares”), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless Dealer waives the need for registration/private placement procedures set forth in (i) and (ii) below.

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(i)             If Company elects to settle a Transaction pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Company to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). Company shall use its best efforts to cause the Private Placement Settlement of such Restricted Shares to include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or premium to any Forward Price (in the case of settlement of Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to Dealer hereunder. Notwithstanding anything to the contrary in the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Dealer to Company of such applicable discount or premium, as the case may be, and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation).

(ii)            If Company elects to settle a Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Company shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Dealer, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Dealer. If Dealer, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If Dealer is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to Paragraph (k) above or (y) the Settlement Date in case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) and ending on the Exchange Business Day on which Dealer completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above). If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following such resale the amount of such excess (the “Additional Amount”) in cash or in a number of Shares (“Make-whole Shares”) in an amount that, based on the Reference Price on such day, has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares under a Transaction greater than the Capped Number (as defined below) for such Transaction.

(iii)           Without limiting the generality of the foregoing, Company agrees that (A) any Restricted Shares delivered to Dealer in connection with a Transaction may be transferred by and among Dealer and its affiliates and Company shall effect such transfer without any further action by Dealer and (B) after the period of six (6) months from the Trade Date of such Transaction (or one (1) year from the Trade Date of such Transaction if, at such time, informational requirements of Rule 144(c) under the Securities Act are not satisfied with respect to Company) has elapsed in respect of any Restricted Shares delivered to Dealer, Company shall promptly remove, or use its best efforts to cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon request by Dealer (or such affiliate of Dealer) to Company or such transfer agent, without any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer). Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date for such Transaction, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Share Termination Delivery Property.

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(iv)           If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, with respect to a Transaction, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.

(m)          Tax Disclosure. Effective from the date of commencement of discussions concerning the Transactions, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.

(n)          Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights against Company with respect to any Transaction that are senior to the claims of common stockholders of Company in any United States bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to any Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transactions.

(o)           Acknowledgments: The parties hereto agree and acknowledge that:

(i)             Dealer is a “swap participant” and “financial participant” within the meaning of Sections 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).

(ii)             This Master Confirmation and each Supplemental Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction is a “margin payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code, (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code and constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code and (iii) a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code.

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(iii)           The rights given to Dealer hereunder, under each Supplemental Confirmation, the Agreement and any Credit Support Document upon the occurrence of an Event of Default with respect to the other party constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and a “contractual right” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code.

(iv)           Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.

(p)           Agreements Regarding the Supplemental Confirmation.

(i)             Company accepts and agrees to be bound by the contractual terms and conditions as set forth in each Supplemental Confirmation.

(ii)            Company and Dealer agree and acknowledge that (X) the Transactions contemplated by this Master Confirmation and each Supplemental Confirmation will be entered into in reliance on the fact that this Master Confirmation and such Supplemental Confirmation form a single agreement between Company and Dealer, and Dealer would not otherwise enter into such Transaction, (Y) this Master Confirmation, together with such Supplemental Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); and (Z) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(iii)           Company and Dealer further agree and acknowledge that this Master Confirmation, together with each Supplemental Confirmation, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(q)          Wall Street Transparency and Accountability Act. In connection with Section 739 of the WSTAA, the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).

(r)            Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) at any time on and prior to the last Settlement Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to Company.

(s)           Payment by Dealer. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, in the event that (i) an Early Termination Date occurs or is designated with respect to a Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Dealer owes to Company an amount calculated under Section 6(e) of the Agreement, or (ii) Dealer owes to Company, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.

(t)           Listing of Shares. Company shall have submitted an application for the listing of the Maximum Transaction Number of Shares for each Transaction on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Contingency Premium Payment Date for each such Transaction. Company agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.

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(u)          Confidentiality. Dealer and Company agree that (i) Company is not obligated to Dealer to keep confidential from any and all persons or otherwise limit the use of any element of Dealer’s descriptions relating to tax aspects of the Transactions contemplated hereby and any part of the structure necessary to understand those tax aspects, and (ii) Dealer does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Company.

(v)          [Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.][Reserved.]

(w)          Tax Matters.

(i)             Withholding Tax under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph (w)(iv) and “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(ii)            871(m). To the extent that either party to the Agreement with respect to this Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the International Swaps and Derivatives Association, Inc. on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to this Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to this Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to this Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of this Transaction.

(iii)            Stamp Tax. Company shall pay and, within three Local Business Days of demand, indemnify Dealer against any cost, loss or liability that Dealer incurs in relation to all stamp, registration, documentation, transfer or similar tax (including interest, penalties and additions thereto) payable in respect of or in connection with the Agreement and the Transactions. Dealer shall be under no obligation to make any payment under Section 4(e) of the Agreement.

(iv)           Payor Representations. For the purpose of Section 3(e) of the Agreement, each party represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, a party may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(v)            Payee Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: (A) [INSERT DEALER’S TAX REPRESENTATIONS]; and Company makes the following representations: (A) it is a “U.S. person” (as that term is used in United States Treasury Regulations Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes and (B) it is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under United States Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(vi)           Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Company shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W_9, and Dealer shall provide to Company a valid and duly executed U.S. Internal Revenue Service Form [W-9][W-8ECI], in each case, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Dealer or Company, as applicable; and (iii) promptly upon learning that any such tax form previously provided by Company or Dealer, as applicable, has become ineffective, inaccurate or incorrect. Additionally, Company and Dealer shall, promptly upon request by Dealer or Company, provide such other tax forms and documents reasonably requested by Dealer or Company to allow Dealer or Company to make a payment under the applicable Confirmation, including any Credit Support Document, without any deduction or withholding for or on account of any tax or with such deduction or withholding at a reduced rate.

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(x)           Delivery or Receipt of Cash. For the avoidance of doubt, other than receipt of the Contingency Premium by Company, nothing in this Master Confirmation shall be interpreted as requiring Company to cash settle any Transaction, except in circumstances where cash settlement is within Company’s control (including, without limitation, where Company elects to deliver or receive cash, or where Company has made Private Placement Settlement unavailable due to the occurrence of events within its control) or in those circumstances in which holders of Shares would also receive cash.

(y)           Disclaimer. Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Obligations of Dealer hereunder are not protected by SIPC or any other organization or authority.

(z)           Indemnity and Limitation on Liability. Company agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any Transaction hereunder (other than any ordinary trading losses which may be incurred by Dealer in connection with the Transaction), and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Company. Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, willful misconduct or gross negligence. Company also agrees that no Indemnified Party shall have any liability to Company or any person asserting claims on behalf of or in right of Company in connection with or as a result of any matter referred to in this Master Confirmation, any Supplemental Confirmation or the Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Company result from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, or the Indemnified Party’s gross negligence or willful misconduct. The provisions of this Paragraph (z) shall survive completion of each Transaction contemplated by this Master Confirmation and any assignment or transfer pursuant to this Master Confirmation and shall inure to the benefit of any permitted assignee of Dealer. Notwithstanding any other provision herein, neither Company nor Dealer will be liable for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.

(aa)         Risk Disclosure. Company represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.

(bb)	Amendments to the Equity Definitions.

(i)             Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “a material economic”; and adding the phrase “or the Transaction” at the end of the sentence.

(ii)            Section 11.2(c) of the Equity Definitions is hereby amended by (w) replacing the words “a diluting or concentrative” with “a material economic” in the fifth line thereof, (x) adding the phrase “or the Transaction” after the words “the relevant Shares” in the same sentence, (y) deleting the words “diluting or concentrative” in the sixth to last line thereof and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”

(iii)           Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “a material economic” and adding the phrase “or the Transaction” at the end of the sentence; provided that it shall also constitute a Potential Adjustment Event if a Disrupted Day occurs or is continuing on or following the Trade Date and prior to the Contingency Expiration Date for the final Component of a Transaction.

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(iv)           Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the Agreement with respect to that Issuer”.

(v)           Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

(A)             deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and

(B)             replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.

(vi)          Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

(A)             adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B)             (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.” and (4) deleting clause (X) in the final sentence.

(vii)         Section 12.9(b)(vi) of the Equity Definitions is hereby amended by:

(A)             adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B)             (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.”

(cc)         (i) Company Share Repurchases. Company agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Maximum Transaction Number of Shares for the related Transaction and the “Maximum Transaction Number of Shares” (as defined in the applicable Confirmation) under any outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.

(ii) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Company’s outstanding common stock or 5% or more of Company’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VII of the Charter (the “Company Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Company Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Company’s obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Company that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Company Stock Ownership Restrictions.

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In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding Paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Company in two or more tranches that correspond in amount to the number of Shares delivered by Company to Dealer pursuant to the immediately preceding Paragraph.

Dealer represents and warrants that, as of the Trade Date for each applicable Transaction, if Dealer received the maximum number of Shares hereunder assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder were applicable, then the Company Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder.

(dd)        Maximum Share Delivery.

(i)             Notwithstanding any other provision of this Master Confirmation, the Agreement or the Equity Definitions, in no event will Company at any time be required to deliver to Dealer a number of Shares greater than the Capped Number for a Transaction in connection with such Transaction. “Capped Number,” with respect to a Transaction, means a number of Shares equal to 2.0 multiplied by the Maximum Transaction Number of Shares for such Transaction.

(ii)             In the event Company shall not have delivered to Dealer the full number of Shares or Restricted Shares otherwise deliverable by Company to Dealer pursuant to the terms of a Transaction because Company has insufficient authorized but unissued Shares that are not reserved for other transactions (such deficit, the “Deficit Shares”), Company shall be continually obligated to deliver, from time to time, Shares or Restricted Shares, as the case may be, to Dealer until the full number of Deficit Shares have been delivered pursuant to this Paragraph (dd)(ii), when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date for the applicable Transaction (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares previously reserved for issuance in respect of other transactions become no longer so reserved or (C) Company additionally authorizes any unissued Shares that are not reserved for other transactions; provided that in no event shall Company deliver any Shares or Restricted Shares to Dealer pursuant to this Paragraph (dd)(ii) to the extent that such delivery would cause the aggregate number of Shares and Restricted Shares delivered to Dealer to exceed the Capped Number for such Transaction.

(ee)         Right to Extend. Dealer may postpone or add, in whole or in part, any Contingency Expiration Date or any other date of valuation, payment or delivery with respect to some or all of any Transaction hereunder (in which event the Calculation Agent shall make appropriate adjustments to the Maximum Number of Shares with respect to one or more Components) if Dealer determines, in its reasonable discretion, that such extension is necessary or appropriate to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer or one of its affiliates to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer or such an affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.

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(ff)          10b5-1 Plan.

(i)             Company is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Company acknowledges that it is the intent of the parties that following any election of Cash Settlement or Net Share Settlement by Company, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii)             During the term of any Transaction and in connection with the delivery of any Share Termination Delivery Property for any Transaction, Dealer (or its agent or affiliate) may effect transactions in Shares in connection with such Transaction. The timing of such transactions by Dealer, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of Dealer. Company acknowledges and agrees that all such transactions shall be made in Dealer’s sole judgment and for Dealer’s own account.

(iii)           Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, the price paid per Share pursuant to such purchases, whether such purchases are made on any securities exchange or privately and how, when or whether Dealer (or its agent or affiliate) enters into any hedging transactions. Dealer represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.

(iv)           Company acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Company or any officer, director, manager or similar person of Company is aware of any material non-public information regarding Company or the Shares.

(v)            Company shall not, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its affiliates who is directly involved with the hedging of and trading with respect to each Transaction and whose name is set forth on a list to be provided by Dealer, which list may be updated by Dealer from time to time.

(gg)        Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation or any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in the Agreement, this Master Confirmation, any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement, this Master Confirmation or any Supplemental Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(hh)        [INSERT DEALER’S BOILERPLATE]

37

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date:	[*], 20[*]

From:	[DEALER NAME AND NOTICE INFORMATION]

To:	Realty Income Corporation

11995 El Camino Real

San Diego, California 92130

Attention: Chief Financial Officer

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [DEALER NAME] (“Dealer”) and Realty Income Corporation (“Company”), on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Company as of the relevant Trade Date for the Transaction referenced below.

1.             This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation – Contingent Forward Transactions dated as of [*], 20[*] between Dealer and Company (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2.             The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[*], 20[*]
Maturity Date:	[*], 20[*]
Maximum Transaction Number of Shares:	[*] Shares
Initial Forward Price:	USD [*]
Contingency Premium:	USD [*]
Initial Share Price:	USD [*]
Forward Hedge Selling Commission Rate:	[*]%
Spread:	[*]
Sales Period Outside Date:	[*], 20[*]

The Forward Price Reduction Dates and Forward Price Reduction Amounts for the Transaction are as set forth below.

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]
[*], 20[*]	USD [*]

For each Component of the Transaction, the Maximum Number of Shares and the Contingency Expiration Dates are as set forth below.

Component Number	Maximum Number of Shares	Contingency Expiration Date
1	[*]	[*], 20[*]
2	[*]	[*], 20[*]
3	[*]	[*], 20[*]
…	[*]	[*], 20[*]

[Signature Page Follows.]

Company hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending an executed copy to us.

Yours sincerely,

[DEALER NAME]

By:
Name:
Title:

Confirmed as of the date first above written:

REALTY INCOME CORPORATION

By:
Name:
Title: